Exhibit 99.T3C

INDENTURE

DATED AS OF                , 2004

BETWEEN

MTS, INCORPORATED, AS ISSUER,

AND

THE BANK OF NEW YORK

AS TRUSTEE

$30,000,000

SENIOR SUBORDINATED NOTES DUE 2009

i

NOTE:  This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

v

CROSS-REFERENCE TABLE

TRUST INDENTURE ACT SECTION		INDENTURE SECTION

Section 310	(a)(1)	8.10
	(a)(2)	8.10
	(a)(3)	8.12
	(a)(4)	N.A.
	(a)(5)	8.08; 8.10
	(b)	8.08; 8.10; 11.02
	(c)	N.A.
Section 311	(a)	8.11
	(b)	8.11
	(c)	N.A.
Section 312	(a)	2.05
	(b)	11.03
	(c)	11.03
Section 313	(a)	8.06
	(b)(1)	8.06
	(b)(2)	8.06
	(c)	8.06; 11.02
	(d)	8.06
Section 314	(a)	4.10; 4.14; 11.02
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
Section 315	(a)	8.01(b)
	(b)	8.05; 11.02
	(c)	8.01(a)
	(d)	8.01(c)
	(e)	6.14
Section 316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(E)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	11.14
Section 317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
Section 318	(a)	11.01

N.A. means Not Applicable

NOTE:  This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

INDENTURE dated as of            , 2004, between MTS INCORPORATED, a California corporation (the “COMPANY”), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the “TRUSTEE”).

RECITALS

                A.            The Company and certain of its subsidiaries filed for reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”); and

                B.            By order, dated            , 2004, the Bankruptcy Court has confirmed the Company’s plan of reorganization (the “Plan”) in accordance with Section 1129 of the Bankruptcy Code and such Plan has become effective as of            , 2004; and

                C.            As part of the Plan, the Company has agreed, inter alia, to issue $30,000,000 principal amount of Senior Subordinated Notes to holders of the Company’s outstanding 9 3/8% Senior Subordinated Notes due 2005 (the “Old Securities”) in exchange for all of the Company’s outstanding Old Securities and obligations thereunder.

All things necessary to make the Securities, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01                                                                    DEFINITIONS.

“ACCELERATION NOTICE” has the meaning provided in Section 6.02.

“ACQUIRED INDEBTEDNESS” means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person, or (b) existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged or consolidated with or into the Company or any Restricted Subsidiary of the Company, in each case other than Indebtedness of the Acquired Person actually repaid concurrent with any such transaction.

“ACQUIRED PERSON” means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

“ACQUISITION” means: (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary of the Company to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary of the Company, in either case pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be consolidated with or merged into the Company or any Restricted Subsidiary of the Company or (ii) any acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute substantially all of a division, operating unit or line of business of such Person.

“ACT” has the meaning specified in Section 11.14(a).

“ADDITIONAL SECURITIES” has the meaning specified in Section 2.01(a).

 “AFFILIATE” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  Unrestricted Subsidiaries of the Company shall be deemed Affiliates of the Company.

“AFFILIATE TRANSACTION” has the meaning provided in Section 4.09.

“AGENT” means any Registrar, Paying Agent or co-Registrar.

“APPLICABLE PROCEDURES” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

“ASSET SALE” means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger or consolidation) to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of: (i) any Equity Interest of any Restricted Subsidiary of the Company (other than directors’ qualifying shares, to the extent mandated by applicable law); (ii) any assets of the Company or any Restricted Subsidiary of the Company which constitute substantially all of a division, operating unit or line of business of the Company or any Restricted Subsidiary of the Company; or (iii) any other property or asset of the Company or any Restricted Subsidiary of the Company outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term “Asset Sale” shall not include (a) any transaction consummated in compliance with Section 5.01 and the creation of any Lien not prohibited by Section 4.07; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary of the Company, as the case may be; (c) any transaction consummated in compliance with Section 4.05; (d) a transfer of assets from the Company to a Restricted Subsidiary, from a Restricted Subsidiary to the Company or from a Restricted Subsidiary to another Restricted Subsidiary; and (e) transfers of Cash Equivalents.  In addition, solely for purposes of Section 4.06, any sale, conveyance, transfer, lease or other disposition of any property or, asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $2.0 million in any fiscal year, shall be deemed not to be an Asset Sale.  For purposes of this definition, “ordinary course of business” shall be deemed to include, without limitation, (i) the sale of rental inventory, consistent with past practices, (ii) the closure of a store and (iii) sales of assets not in excess of $1.0 million in connection with the Company’s restructuring plans.

“ASSET SALE OFFER” has the meaning set forth in the second paragraph of Section 4.06.

“ATTRIBUTABLE INDEBTEDNESS” in respect of a sale and lease-back transaction means, as at the time of determination, the present value (discounted according to GAAP at the cost of indebtedness implied in the lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and lease-back transaction (including any period for which such lease has been extended).

“BANKRUPTCY CODE” has the meaning provided in the Recitals.

“BANKRUPTCY COURT” has the meaning provided in the Recitals.

“BANKRUPTCY LAW” has the meaning provided in Section 6.01.

“BOARD OF DIRECTORS” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

“BOARD RESOLUTION” means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

“BUSINESS DAY” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Los Angeles, California are not required to be open.

“CAPITAL LEASE OBLIGATION” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP; PROVIDED that liabilities in respect of real property leases shall not be deemed Capital Lease Obligations regardless of their classification in accordance with GAAP.  The maturity of any Capital Lease Obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“CAPITAL STOCK” means: (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“CASH EQUIVALENTS” means:  (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (c) certificates of deposit, time deposits and euro-dollar time deposits with maturities of not more than one year from the date of acquisition, bankers’ acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case with any lender party to the Credit Facilities or any Indebtedness Incurred as a refinancing of the Credit Facilities or with any commercial bank having capital and surplus in excess of $500.0 million, (d) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper rated at least P-2 by Moody’s Investors Service, Inc. or at least A-2 by Standard & Poor’s Ratings Group with maturities of not more than 270 days from the date of acquisition, (f) readily marketable direct obligations issued by any State of the United States of America or any political subdivision thereof having maturities of not more than one year from the date of acquisition and rated at least A by Moody’s Investors Service, Inc. or A by Standard & Poor’s Ratings Group, (g) investment funds investing 95% of their assets in securities of the types described in clauses (a) through (f) above and (h) in the case of any Foreign Subsidiary, investments; (i) in direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) or (ii) of the type and maturity described in clauses (b) and. (c) above of foreign obligors, which Investment or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (h) other Investments which would constitute cash equivalents in accordance. with GAAP.

“CHANGE OF CONTROL” means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company):  (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), is or becomes the “beneficial owner” (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Equity Interests of the Company; (ii) the Company consolidates with, or merges with or into, another Person (other than a Wholly Owned Restricted Subsidiary) or the Company or any of its Restricted Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or any Wholly Owned Restricted Subsidiary), other than any such transaction where immediately after such transaction the Person or Persons that “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the Company “beneficially own” (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the surviving or transferee Person; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period of whose election or nomination for election was previously so approved, or who are Holders Designees (as such term is defined in the Governance Agreement)) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (iv) the company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Section 5.01.  For purposes of this definition, the creation of a holding company that does not involve a change in the beneficial ownership of the Company as a result of the transaction shall not constitute a Change of Control.

“CHANGE of CONTROL DATE” has the meaning provided in Section 4.13.

“CHANGE OF CONTROL OFFER” has the meaning provided in Section 4.13.

“CHANGE OF CONTROL PAYMENT DATE” has the meaning set forth in Section 4.13.

“CLEARSTREAM” means Clearstream Banking, société anonyme.

“COMPANY” means the Person named as the “Company” in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor.

“COMPANY REQUEST” or “COMPANY ORDER” means a written request or order signed in the name of the Company by (a) its President, Chief Executive Officer, a Vice President or Chief Financial officer and (b) its Treasurer, Secretary or an Assistant Secretary, and delivered to the Trustee.

“CONSOLIDATED COVERAGE RATIO” as of any date of determination means the ratio of:  (i) the aggregate amount of Consolidated EBITDA for the four quarter period of the most recent four consecutive fiscal quarters ending prior to the date of such determination (the “FOUR QUARTER PERIOD”) to (ii) Consolidated Interest Expense for such Four Quarter Period; PROVIDED, HOWEVER, that (1) if the Company or any Restricted Subsidiary of the Company has incurred any indebtedness since the beginning of such Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such Four Quarter Period (PROVIDED that if such Indebtedness is revolving Indebtedness the amount thereof deemed to be incurred as of the first day of such Four Quarter Period shall be the average daily balance of such Indebtedness during the period since such revolving Indebtedness was initially incurred) and the discharge of any other Indebtedness repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Four Quarter Period, (2) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary of the Company shall have made any Asset Sale, the Consolidated EBITDA for such Four Quarter Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such Four Quarter Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four Quarter Period and Consolidated Interest Expense for such Four Quarter Period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary of the company repaid, repurchased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Sale for such Four Quarter Period (or, if the Equity Interests of any Restricted Subsidiary of the Company are sold, the Consolidated Interest Expense for such Four Quarter Period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such indebtedness after such sale), (3) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary of the Company (by merger or otherwise) shall have made an Investment in any Subsidiary of the Company (or any Person that becomes a Restricted Subsidiary of the Company) or an Acquisition, including any Acquisition occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such Four Quarter Period, (4) if since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such Four Quarter Period) shall have made any Asset Sale or any Investment or Acquisition that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary of the Company during such Four Quarter Period, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on, with respect to any Investment or Acquisition, the first day of such Four Quarter Period and, with respect to any Asset Sale, the day prior to the first day of such Four Quarter Period, (5) if since the beginning of such period the Company shall have received the proceeds of an Equity Offering, Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries in connection with such receipt of proceeds of such Equity Offering for such period, and (6) Consolidated Interest Expense for any period prior to the Issue Date shall be calculated on a pro forma basis to include interest on the Securities and exclude both interest paid on the Old Securities under the Old Indenture and any interest paid on indebtedness repaid with the proceeds of the Company’s Japanese operations.  For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in accordance with Regulation S-X under the Securities Act as in effect on the date of such calculation.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Interest Rate Protection Obligations are outstanding applicable to such Indebtedness if such agreement under which such Interest Rate Protection Obligations are outstanding has a remaining term as at the date of determination in excess of 12 months); PROVIDED, HOWEVER, that the Consolidated Interest Expense of the Company attributable to interest on any Indebtedness Incurred under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period.

“CONSOLIDATED EBITDA” means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:  (i) Consolidated Income Tax Expense for such period; (ii) Consolidated Interest Expense for such period; (iii) Consolidated Non-cash Charges for such period, and (iv) consolidated restructuring charges related to the restructuring of the Old Securities and the Plan or  the Company’s restructuring plans in fiscal years 2001 and 2003 or as otherwise permitted under the Credit Facilities, all in accordance with GAAP, less all non-cash items increasing Consolidated Net Income for such period and gains from purchases of Indebtedness at a discount.

“CONSOLIDATED INCOME TAX EXPENSE” means, with respect to the Company for any period, the provision for Federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such, period as determined on a consolidated basis in accordance with GAAP.

“CONSOLIDATED INTEREST EXPENSE” means, with respect to the Company for any period, without duplication, the sum of: (i) the Interest expense of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers, acceptance financing, (e) all capitalized interest and all accrued interest, (f) non-cash interest expense and (g) interest on Indebtedness of another Person that is guaranteed by the Company or any Restricted Subsidiary of the Company, (ii) preferred stock dividend requirements on the preferred stock described in clause (h) of the definition of Indebtedness and (iii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“CONSOLIDATED NET INCOME” means, for any period, the consolidated net income (loss) of the Company and its Subsidiaries, PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:  (i) any net income (loss) of any Person that is not a Restricted Subsidiary of the Company or that is accounted for by the equity method of accounting, except that the Company’s equity in the net income of any such Person for such period shall be included in determining such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or distribution; (ii) any net income (loss) of any Person acquired by the Company or a Restricted Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (but not loss) of any Restricted Subsidiary of the Company that is not a Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company to the extent of such restrictions; (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or its Restricted Subsidiaries (including pursuant to any sale/lease-back transaction) outside of the ordinary course of business including, without limitation, on or with respect to Investments (and excluding dividends, distributions or interest thereon); (v) any extraordinary or non-recurring gain or loss in accordance with GAAP; (vi) the cumulative effect of a change in accounting principles after the Issue Date; (vii) any gain or loss realized on the termination of any employee pension plan; and (viii) any restoration to income of any contingency reserve of an extraordinary, non-recurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date.

“CONSOLIDATED NON-CASH CHARGES” means, with respect to any Person, for any period the sum of (a) depreciation, (b) amortization and (c) other non-cash items presented on such Person’s consolidated statement of cash flows as “Adjustments to Reconcile Net Income/Loss to Net Cash Provided by Operating Activities” (but excluding amortization of prepaid cash expenses that were paid in a prior period), determined on a consolidated basis in accordance with GAAP.

“CORPORATE TRUST OFFICE OF THE TRUSTEE” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which office at the date of original execution of this Indenture is located at 101 Barclay Street Floor 8W, New York, New York 10286.

“CREDIT FACILITIES” means the Second Amended and Restated Loan and Security Agreement, dated on or before the Issue Date, by and among the Company, the Subsidiaries of the Company identified on the signature pages thereto, the lenders named therein, and CIT Group Business Credit, Inc., as Agent (individually referred to as the “CIT CREDIT FACILITY”) and the Amended and Restated Term Loan Agreement dated on or before the Issue Date, by and among the Company, the Subsidiaries of the Company identified on the signature pages thereto, the lenders named therein, and JP Morgan Chase Bank, as Agent (individually referred to as the “JP MORGAN CHASE CREDIT FACILITY”), including in each case any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreements providing therefor, whether in whole or in part and whether by or with the same or any other lenders, creditors, groups of lenders or groups of creditors, and including related notes, guarantees and note agreements and other instruments and agreements executed in connection therewith.

“CURRENCY AGREEMENT” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement relating to fluctuations in currency values.

“CUSTODIAN” has the meaning provided in Section 6.01.

“DEFAULT” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“DEPOSITORY” means, with respect to the Securities issued in the form of one or more Global Securities, DTC or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

“DESIGNATED SENIOR INDEBTEDNESS” means any Indebtedness outstanding under the CIT Credit Facility, so long as such Indebtedness is Senior Indebtedness.

“DISPOSITION” means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person’s assets.

“DISQUALIFIED EQUITY INTEREST” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the earlier of the maturity date of the Securities or the date on which no Securities remain outstanding.

“DOMESTIC SUBSIDIARY” means, with respect to a Subsidiary, a Subsidiary whose jurisdiction of incorporation or formation is the United States, any state thereof or the District of Columbia.

“DTC” means The Depository Trust Company.

“EFFECTIVE DATE” means the Effective Date as defined in the Plan.

“EQUITY INTEREST” in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) Capital Stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“EQUITY OFFERING” means (i) an underwritten public offering of Qualified Equity Interests of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8) or (ii) a private offering of Qualified Equity Interests of the Company pursuant to an exemption from registration under the Securities Act in an aggregate purchase price of not less than $50.0 million.

“EUROCLEAR” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“EVENT OF DEFAULT” has the meaning provided in Section 6.01.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

 “EXISTING INDEBTEDNESS” means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Facilities) in existence on the Issue Date, until such amounts are repaid.

“EXPIRATION DATE” has the meaning set forth in the definition of “Offer to Purchase”.

“FAIR MARKET VALUE” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash or other consideration, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; PROVIDED, HOWEVER, that the Fair Market Value of any such asset shall be determined conclusively by the Board of Directors of the Company acting in good faith, and, with respect to any determination of Fair Market Value in excess of $10.0 million, shall be evidenced by a Board Resolution delivered to the Trustee.

“FINAL MATURITY DATE” means                 , 2009.

“FOREIGN SUBSIDIARY” means, with respect to a Subsidiary, a Subsidiary other than a Domestic Subsidiary.

“FOUR QUARTER PERIOD” has the meaning set forth in the definition of “Consolidated Coverage Ratio” above.

“FUNDING GUARANTOR” has the meaning provided in Section 12.05.

“GAAP” means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the Issue Date and which are consistently applied for all applicable periods, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, and (iii) such other statements by such other entity as approved by a significant segment of the accounting profession.

“GLOBAL SECURITIES” means one or more global securities, issued in accordance with Sections 2.01 and 2.02.

“GLOBAL SECURITY LEGEND” means the legend set forth in Exhibit C, which is required to be placed on all Global Securities issued under this Indenture.

“GOVERNANCE AGREEMENT” means that certain Governance Agreement dated                , 2004, among the Company, Tower Records, Incorporated and certain holders of the Initial Securities.

“GUARANTEE” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Indebtedness of any other Person (the “PRIMARY OBLIGOR”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person:  (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness (and “Guaranteed,” “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing; provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“GUARANTOR” means each Subsidiary of the Company (other than Foreign Subsidiaries and Unrestricted Subsidiaries) listed on Schedule A which is required to become a Guarantor pursuant to the terms of this Indenture.

“GUARANTOR BLOCKAGE NOTICE” has the meaning provided in Section 13.03.

“GUARANTOR PAYMENT BLOCKAGE PERIOD” has the meaning provided in Section 13.03.

“GUARANTOR SENIOR INDEBTEDNESS” means, at any date, (a) all obligations under Guarantees of the Credit Facilities, if any (including any interest accruing after the commencement of any proceeding under any Bankruptcy Law whether or not such interest is an allowable claim enforceable against the Guarantor in any such proceeding); (b) all other Indebtedness of the Guarantor, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of payment to the Guarantor’s guarantee of the Securities; and (c) all Obligations with respect to the foregoing; PROVIDED, HOWEVER, that Guarantor Senior Indebtedness will not include (1) any obligation of the Guarantor to any Subsidiary or any Affiliate of the Company or any of such Affiliate’s Subsidiaries; (2) to the extent that it may constitute Indebtedness of the Guarantor, any liability for federal, state, foreign, local or other taxes owed or owing by the Guarantor; (3) to the extent that it may constitute Indebtedness of the Guarantor, any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities); (4) that portion of any Indebtedness that is Incurred by such Guarantor in violation of this Indenture; (5) Indebtedness evidenced by a Guarantee of the Securities; (6) Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor; (7) to the extent that it may constitute Indebtedness of such Guarantor, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; and (8) any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor.  No Indebtedness shall be deemed to be subordinated to other Indebtedness solely because such other Indebtedness is secured.

“GUARANTOR SENIOR SUBORDINATED INDEBTEDNESS” means, with respect to a Guarantor, all Indebtedness of that Guarantor which is senior to such Guarantor’s Guarantor Subordinated Indebtedness and pari passu in right of payment with such Guarantor’s Subsidiary Guarantee.

“GUARANTOR SUBORDINATED INDEBTEDNESS” means, with respect to a Guarantor, Indebtedness of that Subsidiary Guarantor which is expressly subordinated in right of payment to such Guarantor’s Subsidiary Guarantee.

“HOLDERS” means the registered holders of the Securities.

“INCUR” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” shall have meanings correlative to the foregoing),PROVIDED, HOWEVER, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.  Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Subsidiary of the Company (or is merged into or consolidated with the Company or any Restricted Subsidiary of the Company), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary of the Company (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

“INDEBTEDNESS” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, (a) the principal amount of every obligation of such Person for money borrowed; (b) the principal amount of every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including the principal amount of such obligations incurred in connection with the acquisition of property, assets or businesses; (c) reimbursement obligations of such Person with respect to letters of credit, bankers acceptances or similar facilities issued for the account of such Person; (d) the principal amount of obligations of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business); (e) Capital Lease Obligations of such Person; (f) net obligations under Interest Rate Protection Obligations or similar agreements or Currency Agreements of such Person; (g) Attributable Indebtedness; (h) any Disqualified Equity Interests of the Company or any preferred stock of any Restricted Subsidiary of the Company not held by the Company or a Restricted Subsidiary; (i) obligations of the type referred to in clauses (a) through (j) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (j) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (i) above.  In no event shall “Indebtedness” include any trade account payable or accrued expenses arising in the ordinary course of business which are not more than 180 days past due or which are being contested in good faith and by appropriate proceedings.

“INDENTURE” means this Indenture, as amended or supplemented from time to time.

“INDEPENDENT FINANCIAL ADVISOR” means a nationally recognized accounting, appraisal, investment banking firm or consultant (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“INITIAL SECURITIES” means the Senior Subordinated Notes due 2009 of the Company issued pursuant to the Plan.

“INTEREST” means any interest on the Securities.

“INTEREST PAYMENT DATE” means each semiannual interest payment date on                  and                  of each year, commencing on                 , 2004.

“INTEREST RATE PROTECTION OBLIGATIONS” means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements relating to fluctuations in interest rates.

“INTEREST RECORD DATE” for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the                  or                  (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“INVENTORY” means, with respect to any Person as of any date of determination, the then book value of inventory which would appear on the consolidated balance sheet of such Person in accordance with GAAP, plus the then book value of video rental products recorded on the books of such Person in accordance with GAAP.

“INVESTMENT” means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.  For purposes of Section 4.05, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment; reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; PROVIDED, HOWEVER, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.  In determining the amount of any investment involving a transfer of any property or asset other than cash, such property shall be valued at its Fair Market Value at the time of such transfer, as determined in good faith by the Board of

Directors (or comparable body) of the Person making such transfer.  If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Restricted Subsidiary not sold or disposed of unless the transferee of the Capital Stock of such Restricted Subsidiary is a direct or indirect Subsidiary.

“ISSUE DATE” means the Effective Date.

“LIEN” means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“MATURITY DATE” means the date, which is set forth on the face of the Securities, on which the Securities will mature.

“NET CASH PROCEEDS” means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary of the Company in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of:  (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sales; (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale; including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been reversed or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by a Restricted Subsidiary, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

“NET PROCEEDS UTILIZATION DATE” has the meaning set forth in the second paragraph under Section 4.06.

“NON-AFFILIATED JOINT VENTURE” means any Person (other than a Subsidiary) in which the Company or its Subsidiaries have an ownership interest in excess of 25% and in which no Affiliate of the Company has any other interest; PROVIDED, HOWEVER, that the business of such joint venture relates to the development, marketing or sale of products of the Company and its Subsidiaries.

“OBLIGATIONS” means any principal, interest (including, without limitation, Post-Petition Interest), premium, if any, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

“OFFER” has the meaning set forth in the definition of “Offer to Purchase” below.

“OFFER TO PURCHASE” means a written offer (the “OFFER”) sent by or on behalf of the Company by first-class mail, postage prepaid, to each Holder at his address appearing in the register for the Securities on the date of the Offer and to the holder of the Solomon Note at his address provided by such holder to the Company offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such offer (as determined pursuant to this Indenture).  Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “EXPIRATION DATE”) of the offer to Purchase, which shall be not less than 30 nor more than 60 days after the date of such Offer, and a settlement date (the “PURCHASE DATE”) for purchase of Ratable Securities to occur no later than five Business Days after the Expiration Date.  The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.  The Offer shall contain all the information required by applicable law to be included therein and shall contain all instructions and materials necessary to enable such holders of Ratable Securities to tender Securities pursuant to the Offer to Purchase.  The Offer shall also state:

(1)           the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(2)           the circumstances and relevant facts and relevant financial information regarding the Offer to Purchase;

(3)           the Expiration Date and the Purchase Date;

(4)           the aggregate principal amount of the outstanding Securities and Solomon Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase (the “PURCHASE AMOUNT”);

(5)           the purchase price to be paid by the Issuer for each $1.00 aggregate principal amount of Ratable Securities accepted for payment (as specified pursuant to this Indenture) (the “PURCHASE PRICE”);

(6)           that the holder may tender all or any portion of the Ratable Securities registered in the name of such holder and that any portion of a Ratable Security tendered must be tendered in an integral of $1.00 principal amount;

(7)           the place or places where Ratable Securities are to be surrendered for tender pursuant to the Offer to Purchase;

(8)           that any Ratable Securities not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue or accrete in value, as applicable;

(9)           that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase (and duly paid for pursuant to the Offer to Purchase) and that such Ratable Security shall cease to accrue or accrete in value, as applicable, on and after the Purchase Date;

(10)         that each holder electing to tender a Ratable Security pursuant to the Offer to Purchase will be required to surrender such Ratable Security at the place or places specified in the Offer with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Paying Agent and Registrar for the Securities at the address specified in the notice prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(11)         that holders will be entitled to withdraw all or any portion of Ratable Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the holder tendered, the certificate number of the Security the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

(12)         that (a) if Ratable Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Ratable Securities and (b) if Ratable Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Ratable Securities in denominations of $1.00 or integral multiples thereof shall be purchased); and

(13)         that in the case of any holder whose Ratable Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the holder of such Ratable Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

“OFFICER” means the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company.

“OFFICERS’ CERTIFICATE” means a certificate signed by two Officers or by an officer and an Assistant Treasurer or Assistant Secretary of the Company complying with Sections 11.04 and 11.05.

“OLD INDENTURE” means that certain indenture dated April 23, 1998, as amended and supplemented, pursuant to which the Old Securities were issued.

“OPINION OF COUNSEL” means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with Sections 11.04 and 11.05.  The counsel may be an employee of or counsel to the Company or the Trustee.

“PARTICIPANTS” has the meaning provided in Section 2.15.

“PAYING AGENT” has the meaning provided in Section 2.03.

“PERMITTED BUSINESS” means the businesses engaged in by the Company and its Subsidiaries as of the Issue Date, businesses utilizing the TOWER trademark, and businesses which are reasonably related or incidental to the foregoing or which are extensions thereof.

“PERMITTED INDEBTEDNESS” has the meaning set forth in the second paragraph of Section 4.03.

“PERMITTED INVESTMENTS” means (a) Investments in Cash Equivalents or deposit accounts maintained in the ordinary course of business; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers, compensation, performance and other similar deposits; (c) Investments under Interest Rate Protection Obligations and Currency Agreements; (d) Investments received in connection with the bankruptcy or reorganization of suppliers and customers, upon the foreclosure or enforcement of any Liens in favor of the Company or any Restricted Subsidiary and in settlement of delinquent obligations of, and other disputes with, customers and suppliers, in each case arising in the ordinary course of business; (e) Investments in the Company and Investments in a Restricted Subsidiary of the Company and Investments in a Person which is engaged in (or immediately after such Investment will be engaged in) a Permitted Business and if as a result of such Investment (i) such Person becomes a Restricted Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; (f) Investments acquired in exchange for Qualified Equity Interests of the Company; (g) loans or advances to officers or employees of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Subsidiaries (including travel and moving expenses); (h) any Investment existing on the Issue Date and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement, refinancing, in whole or in part, thereof; (i) any Investment accepted as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.06; (j) advances and extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services or the licensing of property in the ordinary course of business; (k) Investments in Non-Affiliated Joint Ventures in an aggregate amount not to exceed $5.0 million during any fiscal year; (1) other Investments by the Company or any Restricted

Subsidiary in any Person having an aggregate fair market value (measured as of the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (1) that are at the time outstanding, not to exceed $15.0 million; and (m) intercompany Investments permitted under clauses (c) and (i) of Section 4.03.

“PERMITTED JUNIOR SECURITIES” means any securities of the Company or any other Person that are (i) Equity Interests or (ii) debt securities expressly subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding (and any Indebtedness or debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Securities are subordinated as provided in this Indenture, in any event pursuant to a court order so providing and such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization of readjustment pursuant to which such securities are issued).

“PERMITTED LIENS” means (i) Liens securing the Senior Indebtedness; (ii) Liens existing on the Issue Date; (iii) Liens on the assets of the Company or any of its Restricted subsidiaries to secure Interest Rate Protection Obligations and Currency Agreements permitted by this Indenture to be incurred; (iv) Liens on property of a Person existing at the time such Person or such Person’s parent corporation becomes a Subsidiary of the Company or any Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such transaction and do not extend to any assets other than those of such Person; (v) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition and extend only to the property so acquired and the proceeds thereof; (vi) Liens to secure any Indebtedness permitted by clause (h) of the second paragraph of Section 4.03 incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (i) through (v), PROVIDED, HOWEVER, that such new Lien shall be limited to all or part of the same property that secured the original Lien (PROVIDED that such Liens may extend to after-acquired property, including any assets or Equity Interests of any subsequently formed or acquired Subsidiary, if such original Lien included such property or assets as collateral) and the Indebtedness secured by such Lien at such time is not increased to any amount greater than permitted under Section 4.03, or, in the case of other Senior Debt, or, in the case of other Indebtedness, the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (i) through (v), as the case may be, at the time the original Lien became a Permitted Lien; (vii) Liens in favor of the Company or any Guarantor; (viii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit and accruals in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (ix) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, letters of credit, deposits to secure the performance of bids, trade contracts, government contracts, leases or licenses or other obligations of a like nature incurred in the ordinary course of business (including; without limitation, landlord Liens on leased properties);

(x) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted, PROVIDED that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (e) the second paragraph of Section 4.03 covering only the assets acquired or financed with such Indebtedness, together with any additions and accessions thereto and replacements, substitutions and proceeds (including insurance proceeds) thereof; (xii) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 90 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; PROVIDED that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xiii) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject thereto or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; (xiv) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business; (xv) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Company or its Restricted Subsidiaries; (xvi) Liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, and other types of social security; (xvii) deposits made in the ordinary course of business to secure liability to insurance carriers, and Liens on the premiums or proceeds of insurance granted to insurance carriers solely to secure the payment of financed premiums or unearned or returned premiums or loss payments reducing unearned premiums; (xviii) any attachment or judgment Lien not constituting an Event of Default under clause (vii) of Section 6.01; (xix) any interest or title of a lessor or sublessor under any operating lease; (xx) Liens arising by virtue of any common law, statutory or contractual provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit or securities accounts maintained in the ordinary course of business; (xxi) Liens in favor of a trustee under any indenture securing amounts due to the trustee in connection with its services under such indenture; (xxii) Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business; (xxiii) purchase money Liens on Inventory and the proceeds thereof securing obligations not constituting Indebtedness owed to vendors in the ordinary course of business; and (xxiv) Liens arising out of consignments or similar arrangements for the sale of goods entered into in the ordinary course of business.

“PERSON” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity.

“PHYSICAL SECURITIES” means one or more certificated Securities in registered form.

“PLAN” has the meaning provided in the Recitals.

“POST-PETITION INTEREST” means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“PREFERRED EQUITY INTEREST,” in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

“PRINCIPAL” of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

“PURCHASE AMOUNT” has the meaning set forth in the definitions of “Offer to Purchase.”

“PURCHASE DATE” has the meaning set forth in the definition of “Offer to Purchase” above.

“PURCHASE MONEY INDEBTEDNESS” means Indebtedness of the Company or any Subsidiary of the Company (including, without limitation, conditional sale obligations and title retention agreements) Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property (real or personal) (if incurred within 270 days of the date of purchase or completion of such construction or improvement), PROVIDED, HOWEVER, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof, plus any premium required to accomplish such refinancing, as of the date of refinancing.

“PURCHASE PRICE” has the meaning set forth in the definition of “Offer to Purchase.”

“QUALIFIED EQUITY INTEREST” in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

“RATABLE SECURITIES” means the Securities and the Solomon Notes.

“REDEMPTION DATE,” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

“REDEMPTION PRICE,” when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit A.

“REFINANCING” has the meaning provided in Section 4.03(h).

“REGISTRAR” has the meaning provided in Section 2.03.

“REPRESENTATIVE” means this Indenture trustee or other trustee, agent or representative in respect of any Senior Indebtedness; PROVIDED, HOWEVER, that if, and for so long as, any issue of Senior Indebtedness lacks such a representative, then the Representative for such issue of Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such issue of Senior Indebtedness.

“SEC” or “COMMISSION” means the Securities and Exchange Commission.

“SECURITIES” means, collectively, the Initial Securities and the Additional Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

“SECURITIES ACT” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“SENIOR INDEBTEDNESS” means, at any date, (a) all Indebtedness of the Company under the Credit Facilities incurred pursuant to clauses (b) or (m) of the second paragraph of Section 4.03; (b) all Existing Indebtedness of the Company and Refinancings thereof, unless the instrument under which such Indebtedness of the Company is Incurred expressly provides that such Existing Indebtedness is not senior or superior in right of payment to the Securities; and (c) all obligations with respect to the foregoing.  Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any obligation for federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate’s Subsidiaries; (c) to the extent that it may constitute Indebtedness, any obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of this Indenture; (e) Indebtedness evidenced by the Securities or the Old Securities; (f) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (g) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Indebtedness constituting Existing Indebtedness) or management agreements; and (h) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company.  No Indebtedness shall be deemed to be subordinated to other Indebtedness solely because such other Indebtedness is secured.

“SIGNIFICANT RESTRICTED SUBSIDIARY” means, at any date of determination, (a) any Subsidiary of the Company that together with its Subsidiaries (i) for the most recent fiscal year of the Company, accounted for more than 10.0% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 10.0% of the consolidated net assets of the Company and its Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary of the Company which, when aggregated with all other Restricted Subsidiaries of the Company that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clauses (viii) and (ix) of Section 6.01 above has occurred, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

“SOLOMON NOTES” means the notes currently outstanding or hereafter issued by the Issuer to Mr. Russell M. Solomon (“Solomon”) pursuant to Section 4.1(a) of that certain Employment Agreement dated October 24, 2003, by and between the Issuer and Solomon (the “SOLOMON EMPLOYMENT AGREEMENT”.

“SOLOMON SEPARATION AGREEMENT” means that certain Separation Agreement dated October 24, 2003, by and between the Issuer and Michael Solomon.

“STATED MATURITY” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“SUBORDINATED INDEBTEDNESS” means, with respect to the Company, any Indebtedness of the Company which is expressly subordinated in right of payment to the Securities.

“SUBSIDIARY” means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person in which such Person and one or more subsidiaries thereof owns at least a majority ownership of the Equity Interests and the power to direct the policies, management and affairs thereof.

“SUBSIDIARY GUARANTEES” means the Guarantee of the Securities by the Guarantors under Article Twelve.

“SURVIVING PERSON” means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture (except as provided in Section 9.03) until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

“TRUST OFFICER” means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

“TRUSTEE” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“UNRESTRICTED SUBSIDIARY” means any Subsidiary of the Company designated as such pursuant to Section 4.12.  Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

“UNUTILIZED NET CASH PROCEEDS” has the meaning set forth in the third paragraph under Section 4.06.

“U.S. GOVERNMENT OBLIGATIONS” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“VOTING EQUITY INTERESTS” means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or Person.

“WEIGHTED AVERAGE LIFE TO MATURITY” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

“WHOLLY-OWNED RESTRICTED SUBSIDIARY” means any Restricted Subsidiary of the Company all of the outstanding Voting Equity Interests (other then directors’ qualifying shares) of which are owned, directly or indirectly, by the Company.

SECTION 1.02                                                                    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“COMMISSION” means the SEC.

“INDENTURE SECURITIES” means the Securities.

“INDENTURE SECURITY HOLDER” means a Holder.

“INDENTURE TO BE QUALIFIED” means this Indenture.

“INDENTURE TRUSTEE” or “INSTITUTIONAL TRUSTEE” means the Trustee.

“OBLIGOR” means the Company or any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03                                                                    RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (whether or not such is indicated herein), and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States as consistently applied by the Company on the Issue Date;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and words in the plural include the singular;

(5)           provisions apply to successive events and transactions;

(6)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(7)           unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with GAAP but shall not include the accounts of Unrestricted Subsidiaries, except to the extent of dividends and distributions actually paid to the Company or a Restricted Subsidiary;

(8)           unless the context otherwise requires, any reference to a “Clause,” an “Article” or a “Section”, or to an “Exhibit” or a “Schedule”, refers to a Clause, an Article or Section of, or to an Exhibit or a Schedule attached to, this Indenture, as the case may be;

(9)           unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time; and

(10)         the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

ARTICLE TWO

THE SECURITIES

SECTION 2.01                                                                    FORM AND DATING.

(a)           General.  The Securities and the Trustee’s certificate of authentication thereof shall be substantially in the form of Exhibit A hereto.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement (including the Subsidiary Guarantee) on them.  Each Security shall be dated the date of its issuance and shall show the date of its authentication.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Upon their original issuance, Securities shall be issued in the form of one or more Global Securities registered in the name of DTC, as Depository, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct).

The Securities shall be known and designated as the “Senior Subordinated Notes due 2009” of the Company.  Their Final Maturity Date shall be                 , 2009 and they shall bear interest at the rate specified below from the Issue Date in the case of the Initial Securities, the applicable date of issuance in the case of Additional Securities or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, regardless of when issued, payable semi-annually in arrears on                  and                 , commencing                 , 2004 until the principal thereof is paid or made available for payment.  The Securities shall bear interest at the rate of 10% per annum if paid entirely in cash or, at the Company’s option when authorized by a Board Resolution, at the rate of 12% per annum paid in a combination of 2% in cash and 10% in additional Securities (“ADDITIONAL SECURITIES”).  All interest payments to be paid in part through the issuance of Additional Notes shall be rounded up to the nearest $1.00.  The Initial Securities and any Additional Securities shall be treated as a single class for all purposes under this Indenture.

The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose or, in the case of a Global Security, shall be paid by wire transfer of immediately available funds or Additional Securities, as maintained by the Company pursuant to Section 2.03 hereof, to the accounts specified by the Holders of the Securities.

(b)           Initial Securities.  The Initial Securities are being issued pursuant to the Plan.

(c)           Global Securities.  Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon and the “Schedule of Changes in Interests in the Global Security” attached thereto).  Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the custodian of the Depository, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.15 hereof.

Except as set forth in Section 2.15 hereof, the Global Securities may be transferred, in whole and not in part, only by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository, or a nominee of such successor Depository.

(d)           Physical Securities.  Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon, without certain phrases specified in Exhibit A to be for Global Securities only and without the “Schedule of Changes in Interests in the Global Security” attached thereto) and shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced by any other method permitted by the rules of any securities exchange on which the Securities may be listed, as evidence by the execution of the Securities.

(e)           Provisions Applicable to Forms of Securities.  The Securities may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any applicable law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be determined consistently herewith by the Officers of the Company executing such Securities, as conclusively evidenced by their execution of such Securities.  All Securities will be otherwise substantially identical except as provided herein.

SECTION 2.02                                                                    EXECUTION AND AUTHENTICATION.

Two Officers or an Officer and an Assistant Secretary shall sign, or one Officer shall sign and one Officer and an Officer and an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature.

If an Officer or Assistant Secretary whose signature is on a Security or a Subsidiary Guarantee, as the case may be, was an Officer or Assistant Secretary at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security or a Subsidiary Guarantee, as the case may be, the Security or a Subsidiary Guarantee, as the case may be, shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate (i) Initial Securities for original issue in an aggregate principal amount not to exceed $30,000,000 and (ii) Additional Securities pursuant to the provisions of Section 2.01(a), in each case upon a Company Order in the form of an Officers’ Certificate.  Each such Company Order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be issued as Physical Securities or Global Securities and such other information as the Trustee may reasonably request.  The aggregate principal amount of Securities outstanding at any time may not exceed $30,000,000, except for Additional Securities and as provided in Section 2.07.

Notwithstanding the foregoing, all Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote or consent) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities.  Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same rights as an Agent to deal with the Company and Affiliates of the Company.

The Securities shall be issuable only in registered form without coupons in denominations of $1.00 and any integral multiple thereof.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Additional Securities executed by the Company to the Trustee for authentication.  Except as otherwise provided herein, the Trustee shall thereupon authenticate and make available for delivery said Securities to or upon receipt of a Company Order.  In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and shall be fully protected in relying upon:

(a)           A copy of the Board Resolution pursuant to which the terms and form of the Securities were established, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Securities are established by an Officers’ Certificate pursuant to general authorization of the Board of Directors, such Officers’ Certificate;

(b)                                 an executed supplemental indenture, if any;

(c)                                  an Officers’ Certificate delivered in accordance with Section 11.04(1) hereof; and

(d)                                 an Opinion of Counsel which shall state:

(1)           that the form of such Securities has been established by a supplemental indenture or by or pursuant to a Board Resolution in conformity with the provisions of this Indenture;

(2)           that the terms of such Securities have been established in accordance with the provisions of this Indenture;

(3)           that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(4)           that all laws and requirements in respect of the execution and delivery by the Company of such Securities have been complied with

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section 2.02 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.

SECTION 2.03                                                                    REGISTRAR AND PAYING AGENT.

The Company shall maintain an office or agency, which shall be in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the “REGISTRAR”), (b) Securities may be presented or surrendered for payment (the “PAYING AGENT”) and (c) notices and demands in respect of the Securities and this Indenture may be served.  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents.  The term “Paying Agent” includes any additional Paying Agent.  Except as provided herein, the Company may act as Registrar or co-Registrar, but not as Paying Agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee of the name and address of any such Agent.  If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 8.07.

The Company initially appoints the DTC to act as Depository with respect to the Global Securities.

The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.04                                                                    PAYING AGENT TO HOLD ASSETS IN TRUST.

The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any Default by the Company in making any such payment.  The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.  Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company or a Guarantor), the Paying Agent shall have no further liability for such assets.

SECTION 2.05                                                                    HOLDER LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(b) of the TIA.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Interest Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee, and the Company shall otherwise comply with Section 312(a) of the TIA.

SECTION 2.06                                                                    TRANSFER AND EXCHANGE.

Subject to the provisions of Section 2.15, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the requirements of Section 2.15 hereof.  To permit registrations of transfers and exchanges, the Company shall execute Securities at the Registrar’s or co-Registrar’s written request and the Trustee shall authenticate such Securities upon a Company Order.  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.10, or 3.06 or 10.05 or in accordance with any Offer to Purchase pursuant to Section 4.06 or 4.13, and in any such case not involving any transfer).  The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Security being redeemed in part.

Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any Agent of the Company shall treat the Person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and none of the Company, the Trustee nor any such Agent shall be affected by notice to the contrary.  Any consent, waiver or actions of a Holder shall be binding upon any subsequent Holders of such Security or a Security received upon transfer.  Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest in a Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

Each Holder of a Security agrees to indemnify the Company, the Trustee and the Registrar against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any security (including any transfers between or among Participants or beneficial owners of interest in any Global Security) other than to require, delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Registrar shall retain, in such form as it deems reasonable, copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.06.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.07                                                                    REPLACEMENT SECURITIES.

If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee’s requirements for replacement of Securities are met.  If required by the Company or the Trustee, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced.  The Company may charge such Holder for their reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

Every replacement Security is an additional Obligation of the Company.

SECTION 2.08                                                                    OUTSTANDING SECURITIES.

Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any Affiliates of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a BONA FIDE purchaser.  A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

If on a Redemption Date or the Final Maturity Date the Paying Agent holds money sufficient to pay all of the principal and interest due on the Securities payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09                                                                    TREASURY SECURITIES.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction to the Trustee or consent to the waiver of any past default and its consequences, Securities owned by the Company, the Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

The Company shall notify the Trustee, in writing, when the Company or any of its Affiliates repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired.

SECTION 2.10                                                                    TEMPORARY SECURITIES.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers’ Certificate.  The Officers’ Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated.

Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive securities in exchange for temporary Securities.

SECTION 2.11                                                                    CANCELLATION.

The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel, and in accordance with its customary procedures, dispose of any Securities surrendered for transfer, exchange, payment or cancellation.  Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.  If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12                                                                    DEFAULTED INTEREST.

The Company shall pay interest on overdue principal from time to time on demand at the rate of interest provided in the Securities and Section 4.01.  The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest provided in the Securities and Section 4.01.

If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day.  At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(i) shall be paid to Holders as of the Interest Record Date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13                                                                    CUSIP NUMBER.

The Company in issuing the Securities will use a “CUSIP” number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.  The Company shall promptly notify the Trustee of any changes in CUSIP numbers.

SECTION 2.14                                                                    DEPOSIT OF MONEYS.

Prior to 11 a.m. New York City time on each Interest Payment Date, Redemption Date, and the Final Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments and Additional Securities, if applicable, to make the non-cash payments due on such Interest Payment Date, Redemption Date, or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders (and the holder of any Solomon Notes) on such Interest Payment Date, Redemption Date, or Final Maturity Date, as the case may be.

SECTION 2.15                                                                    BOOK ENTRY PROVISIONS FOR GLOBAL SECURITIES.

(a)           Book-Entry Provisions.  Members of, or participants in, the Depository (“PARTICIPANTS”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

The Trustee shall have no responsibility or obligation to any beneficial owner of interest in a Global Security, a Participant in DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any Participant, with respect to any ownership interest in the Securities or with respect to the delivery to any Participant, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Security).  The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its Participants and any beneficial owners.

(b)           Transfer and Exchange of Global Notes.  Except as provided in this Section 2.15 and the sections of the Indenture referenced herein, notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Physical Securities, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depository for such Global Securities or a nominee thereof unless (i) such Depository or the Trustee has notified the Company that the Depository is (A) unwilling or unable to continue as Depository for such Global Securities or (B) has ceased to be clearing agency registered as such under the Exchange Act, and in either case the Company fails to appoint a successor Depository within 90 days of such notice, (ii) the Company executed and delivers to the Trustee a Company Order stating that it elects to cause the issuance of the Securities in definitive form and that all Global Securities shall be exchanged in whole for Physical Securities (in which case such exchange shall be effected by the Trustee) or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities.  Notwithstanding the foregoing provisions of this Section 2.15(b), Global Securities also may be exchanged or replaced, in whole or in part as provided in Sections 2.07 and 2.10 hereof.  A Global Security may not be exchanged for another Security other than as provided in this

Section 2.15(b); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.15(c) hereof.

(c)           Transfer and Exchange of Beneficial Interests in the Global Securities.  The transfer and exchange of beneficial interests in Global Securities shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.

(i)            If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depository or its nominee to the Trustee, as Registrar, for exchange or cancellation as provided in this Article Two.  If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Two or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate endorsement made on the Global Securities by the Trustee, as custodian for the Depository, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depository or its authorized representative to make a corresponding adjustment to its records.  Upon any such surrender or adjustment of a Global Security, the Trustee shall, as provided in this Article Two, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depository or its authorized representative.  Upon the request of the Trustee in connection with the occurrence of any of the events specified in Section 2.15(d), the Company shall promptly make available to the Trustee a reasonable supply of Physical Securities that are not in the form of Global Securities.  The Trustee shall be entitled to rely upon any order, direction or request of the Depository or its authorized representative which is given or made pursuant to this Article Two if such order, direction or request is given or made in accordance with the Applicable Procedures and in accordance with all applicable laws.  Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article Two or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depository for such Global Security or a nominee thereof.

(ii)           The Depository or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures.  Accordingly, any such owner’s beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depository or its nominee or its Participants.

(d)           Cancellation and/or Adjustment of Global Securities.  At such time as all beneficial interests in a particular Global Security have been exchanged for Physical Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Physical Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction to reflect such increase.

(e)           The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold beneficial interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

ARTICLE THREE

REDEMPTION

SECTION 3.01                                                                    NOTICES TO TRUSTEE.

If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed.  The Company shall give such notice to the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers’ Certificate stating that such redemption will comply with the conditions contained herein and in the Securities, the Redemption Date, the redemption price and the principal amount of the Securities to be redeemed.  Any such notice may be canceled (with at least five days’ notice in writing) at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02                                                                    SELECTION OF SECURITIES TO BE REDEEMED.

If less than all of the Ratable Securities are to be redeemed, the Trustee shall select the Ratable Securities to be redeemed in compliance with the requirements of the national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a pro rata basis; PROVIDED, HOWEVER, that no Ratable Securities of $1.00 or less shall be redeemed in part; PROVIDED, FURTHER, HOWEVER, that if a partial redemption is made with the net cash proceeds of an Equity Offering received by the Company, selection of the Ratable Securities or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited.  On and after the Redemption Date, interest shall cease to accrue on the Ratable Securities or portions thereof called for redemption, whether or not such Securities are presented for payment, unless the Company defaults in making such redemption payment.

SECTION 3.03                                                                    NOTICE OF REDEMPTION.

At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each holder whose Ratable Securities are to be redeemed at such holder’s registered address; PROVIDED, HOWEVER, that notice of a redemption pursuant to paragraph 5(b) of the Securities shall be mailed to each Holder whose Securities are to be redeemed no later than 60 days after the date of the closing of the relevant Equity Offering of the Company.

Each notice of redemption shall identify the Ratable Securities to be redeemed (including the CUSIP number thereon) and shall state:

(1)           the Redemption Date;

(2)           the redemption price;

(3)           the name and address of the Paying Agent to which the Ratable Securities are to be surrendered for redemption;

(4)           that Ratable Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)           that, unless the Company defaults in making such redemption payment, interest on Ratable Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders and the holder of the Solomon Notes is to receive payment of the redemption price upon surrender to the Paying Agent;

(6)           in the case of any redemption pursuant to paragraph 5 of the Securities, if any Ratable Security is being redeemed in part, the portion of the principal amount of such Ratable Security to be redeemed and that, after the Redemption Date, upon surrender of such Ratable Security, a new Ratable Security or Ratable Securities in principal amount equal to the unredeemed portion thereof will be issued;

(7)           the subparagraph of the Securities pursuant to which such redemption is being made; and

(8)           that no representation is made as to the accuracy of the CUSIP number listed in such notice or printed on such Security.

At the Company’s request, the Trustee shall give the notice of on behalf of the Company, in the Company’s name and at the Company’s expense.

SECTION 3.04                                                                    EFFECT OF NOTICE OF REDEMPTION.

Once a notice of redemption is mailed, Ratable Securities called for redemption become due and payable on the Redemption Date and at the redemption price.  A notice of redemption may not be conditional.  Upon surrender to the Paying Agent, such securities shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date.

SECTION 3.05                                                                    DEPOSIT OF REDEMPTION PRICE.

On or before the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, it shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Ratable Securities to be redeemed on that date other than Ratable Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.  All accrued and unpaid interest must be paid in cash.

If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the redemption price thereof or because of the provisions of Article Seven, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections 2.12 and 4.01 with respect to any payment default.

SECTION 3.06                                                                    SECURITIES REDEEMED IN PART.

Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE FOUR

COVENANTS

SECTION 4.01                                                                    PAYMENT OF SECURITIES.

The Company shall pay the principal (and premium, if any) of and interest on the Securities in the manner provided in the Securities and this Indenture.  An installment of principal (including premium, if any) or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or any Affiliates of the Company) holds on that date money, and, if applicable, Additional Securities, designated for and sufficient to pay all principal (including premium, if any) and interest and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

The Company shall pay interest (including Post-Petition Interest) on overdue principal (including premium, if any) at a rate equal to 1% per annum in excess of the interest rate provided in the Securities and this Indenture.  The Company shall pay cash interest on overdue installments of interest (without regard to any applicable grace period) at the same rate, to the extent lawful, as provided in Section 2.12.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

SECTION 4.02                                                                    MAINTENANCE OF OFFICE OR AGENCY.

The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of any office or agency required by Section 2.03.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

SECTION 4.03                                                                    LIMITATION ON INDEBTEDNESS.

The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except for Permitted Indebtedness; PROVIDED, HOWEVER, that the Company may Incur Indebtedness if, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness and the application of the proceeds therefrom, the Consolidated Coverage Ratio would be greater than or equal to 1.50 to 1.00.

The limitations contained in the preceding paragraph will not apply to the Incurrence of any of the following (collectively, “PERMITTED INDEBTEDNESS”), each of which shall be given independent effect:

(a)           Indebtedness under the Securities, Solomon Notes and any Guarantees;

(b)           Indebtedness Incurred under the Credit Facilities (including any deferrals, renewals, extensions, replacements, refinancings, refundings, amendments, modifications or supplements) in an aggregate principal amount at any one time outstanding not to exceed after giving effect to such Incurrence (x) $136 million, representing the maximum committed amount (without giving effect to any borrowing base restrictions) under the Credit Facilities on the Issue Date, less (y) any amounts derived from an Asset Sale and applied to the required reduction of such Indebtedness (resulting in a permanent reduction of the related commitment to lend or amount to be reborrowed in case of a revolving credit facility, or in the case of a term loan, the amount by which such term loan would have been reduced had such Asset Sale preceded the making of such term loan) under such Credit Facilities pursuant to Section 4.06;

(c)           Indebtedness of any Restricted Subsidiary of the Company owed to and held by the Company or any Restricted Subsidiary, and Indebtedness of the Company owed to and held by any Restricted Subsidiary and that is unsecured and subordinated in right of payment in liquidation to the payment of the Company’s obligations under any Senior Indebtedness, this Indenture and the Securities; PROVIDED, HOWEVER, that an Incurrence of Indebtedness that is not otherwise permitted by this clause (c) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary of the Company referred to in this clause (c) to a Person (other than the Company or a Restricted Subsidiary), or (ii) any sale or other disposition of Equity Interests of any Subsidiary which holds Indebtedness of the Company or another Subsidiary;

(d)           Indebtedness under Interest Rate Protection Obligations; PROVIDED, HOWEVER, that such Interest Rate Protection Obligations have been entered into for bona fide business purposes and not for speculation;

(e)           Purchase Money Indebtedness and Capitalized Lease Obligations of the Company or any Restricted Subsidiary in an aggregate principal amount (including refinancings thereof) at any one time outstanding not to exceed 5% of aggregate total revenue of the Company and its Restricted Subsidiaries during the most recently completed four fiscal quarter period on a consolidated basis (determined at the time of Incurrence); PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries may incur any amount of additional Indebtedness of the type specified above in this clause (e) which is secured by real estate and any improvements thereon so long as the sole recourse of the obligee with respect to such Indebtedness is to the real property and/or improvements financed, fixtures related thereto and any accessions and additions thereto, replacements and substitutions therefor and the proceeds (including insurance proceeds thereof);

(f)            Indebtedness under Currency Agreements; PROVIDED, HOWEVER, that such Currency Agreements have been entered into for bona fide business purposes and not for speculation;

(g)           Existing Indebtedness;

(h)           Indebtedness to the extent representing a replacement, renewal, defeasance, refinancing or                extension (collectively, a “REFINANCING”) of any outstanding Indebtedness incurred pursuant to clauses (a), (e), (g), (h) or (j) of this Section 4.03, PROVIDED, HOWEVER, that (i) any such refinancing shall not exceed the sum of the principal amount (or accreted amount (determined in accordance with GAAP), if less) of the Indebtedness being refinanced, plus the amount of accrued interest thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith, (ii) Indebtedness representing a refinancing of Indebtedness other than Senior Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced and (iii) Indebtedness that is pari passu with, or subordinate to, the Securities may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the Securities and Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness; PROVIDED, FURTHER, that Indebtedness of the Company may be refinanced by Indebtedness of the Company and Indebtedness of a Restricted Subsidiary of the Company may be refinanced by Indebtedness of the Company or that Restricted Subsidiary;

(i)            Guarantees by the Company or a Restricted Subsidiary of Indebtedness Incurred by the Company or a Restricted Subsidiary so long as the Incurrence of such Indebtedness is otherwise permitted by the terms of this Indenture;

(j)            Acquired Indebtedness and Indebtedness Incurred in connection with the acquisition of assets; PROVIDED that such Indebtedness was Incurred by the prior owner of such assets prior to such acquisition by the Company or one of its Subsidiaries and was not Incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Restricted Subsidiaries; PROVIDED FURTHER that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness (including refinancings thereof) Incurred pursuant to this clause (j), does not exceed $5.0 million;

(k)           Indebtedness in respect of industry standard commercial and liability insurance packages consistent with that historically maintained by the Company, worker’s compensation, self-insurance obligations, performance, surety, appeal and similar bonds and completion guarantees provided in the ordinary course of business, including renewals;

(l)            Indebtedness Incurred in connection with the acquisition of capital stock of Restricted Subsidiaries existing on the Issue Date representing minority interests in such Restricted Subsidiaries in an aggregate principal amount (including refinancings thereof) not to exceed $2.0 million;

(m)          additional Indebtedness of the Company or any of its Restricted Subsidiaries, Incurred after the Issue Date, in an aggregate principal amount at any time outstanding (including refinancings thereof), not to exceed $20.0 million; and

(n)           Indebtedness Incurred in connection with the financings or refinancings of the Company’s real property holdings existing on the Issue Date provided the proceeds of such financings are used to replace or refinance Existing Indebtedness [or the Credit Facilities].

For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (n) above or is entitled to be Incurred pursuant to the first paragraph of this Section 4.03, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof or as having been divided and incurred pursuant to more than one of such clauses or the first paragraph hereof.  Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.  If the Indebtedness is Incurred, denominated and payable in other than United States currency, then the Indebtedness shall be converted into United States currency using the spot foreign exchange rate of the currency in which such Indebtedness is Incurred, denominated and payable on the date of Incurrence of such Indebtedness.  Indebtedness Incurred under clause (b) above as a refinancing of the Credit Facilities may be Incurred as two or more separate facilities entered into at the same time or at different times so long as such facilities in the aggregate constitute a refinancing of the Credit Facilities in a maximum amount not to exceed the amount permitted under clause (b) above.

SECTION 4.04                                                                    LIMITATION ON SENIOR SUBORDINATED INDEBTEDNESS.

The Company will not, directly or indirectly, Incur, or suffer to exist, any Indebtedness that by its terms would expressly rank senior in right of payment to the Securities and subordinate in right of payment to any other Indebtedness of the Company other than the JP Morgan Credit Facility.  A Guarantor will not, directly or indirectly, Incur, or suffer to exist, any Indebtedness that by its terms would expressly rank senior in right of payment to such Guarantor’s Subsidiary Guarantee, if any, and subordinate in right of payment to any other Indebtedness of the Company.

SECTION 4.05                                                                    LIMITATION ON RESTRICTED PAYMENTS.

The Company will not, and will not cause or permit any Restricted Subsidiary of the Company to, directly or indirectly,

(i)            declare or pay any dividend or any other distribution on any Equity Interests of the Company or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary of the Company, including, without limitation, any such dividend, distribution or other payment made in connection with any Merger or consolidation involving the Company, (other than any dividends, distributions and payments made solely in Qualified Equity Interests of the Company or in options, warrants or other rights to purchase Qualified Equity Interests of the Company or dividends or distributions by a Restricted Subsidiary to the Company or another Restricted Subsidiary or payments made under the Solomon Employment Agreement or the Solomon Separation Agreement);

(ii)           purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

(iii)          make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness or Guarantor Subordinated Indebtedness, except a payment of interest or principal at Stated Maturity;

(iv)          make any Investment in any Person (other than Permitted Investments); or

(v)           designate any Restricted Subsidiary as an Unrestricted Subsidiary; (any such payment or any other action (other than any exception thereto) described in Clauses (i) through (v), a “RESTRICTED PAYMENT”), unless

(a)           no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such Restricted Payment;

(b)           immediately after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio test set forth in the first paragraph of Section 4.03; and

(c)           immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii) and (iv) of the next succeeding paragraph) does not exceed an amount equal to the sum of (1) 50% of cumulative Consolidated Net Income determined for the period (taken as one period) from the beginning of the first fiscal quarter commencing after the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available (or if such cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus (2) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Subsidiary of the Company) of its Qualified Equity Interests after the issue Date (excluding the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary of the Company until and to the extent such borrowing is repaid), plus (3) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness of the Company or any Restricted Subsidiary of the Company Incurred after the Issue Date which has been converted into or exchanged for Qualified Equity Interests of the company (minus the amount of any cash or property distributed by the Company or any Restricted Subsidiary of the Company upon such conversion or exchange), plus (4) an amount equal to the net reduction in Restricted Payments resulting from dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed the amount of Restricted Payments previously made after the Issue Date by the Company and its Restricted Subsidiaries in such Person.

The foregoing provisions will not prevent:  (i) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date or declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of this Indenture; (ii) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company, Subordinated Indebtedness or Guarantor Subordinated Indebtedness in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Subsidiary of the Company) of, Qualified Equity Interests received by the Company; PROVIDED, HOWEVER, that any such net cash proceeds or any Equity Interest issued in exchange for such retired Equity Interests are excluded from clause (c)(2) of the preceding paragraph (and were not included therein at any time and are not used to redeem the Securities pursuant to paragraph 5 of the Securities); (iii) the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness or Guarantor Subordinated Indebtedness with the net cash proceeds from a Refinancing; (iv) payments by the Company to purchase, redeem or acquire for value shares of capital stock of the Company (other than Disqualified Equity Interests) or options on such shares held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of capital stock or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former officer or employee; PROVIDED, HOWEVER, that the aggregate cash consideration paid, or distributions made, pursuant to this clause (iv) do not in any one fiscal year exceed $5.0 million; (v) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with Section 4.06; and (vi) the purchase of Capital Stock representing minority interests in Restricted Subsidiaries; PROVIDED, HOWEVER, that the aggregate cash consideration paid pursuant to this clause (vii) does not exceed $5.0 million.

The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

SECTION 4.06                                                                    DISPOSITION OF PROCEEDS OF ASSET SALES.

The Company shall not, and shall not cause or permit any Restricted Subsidiary of the Company to, directly or indirectly, make any Asset Sale, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of (a) cash or Cash Equivalents or (b) property or assets that are used or useful in a Permitted Business, or Equity Interests of any Person primarily engaged in a Permitted Business if, as a result of the acquisition by the Company or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary; PROVIDED that the amount of (x) any liabilities of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities of the Company that are by their terms subordinated to the Securities or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to the customary novation agreement that releases the Company or such Restricted subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale, will be deemed to be cash for purposes of this provision; PROVIDED FURTHER that the 75% limitation referred to above shall not apply to any sale, transfer or other disposition of assets in which the cash portion of the consideration received therefor, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation.

The Company or such Restricted Subsidiary, as the case may be, must (to the extent permitted by the Credit Facilities) deposit and retain all Net Cash Proceeds of any Asset Sale in a segregated escrow account until applied in accordance with the provisions of this Section 4.06.  The Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 360 days of receipt thereof to repay Senior Indebtedness, or (ii) make an Investment in property or assets that are used or useful in a Permitted Business, or Equity Interests of any Person primarily engaged in a Permitted Business if, as a result of the acquisition by the Company or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary.

To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied as described in clause (i) or (ii) of the immediately preceding paragraph within the time periods set forth therein (the “NET PROCEEDS UTILIZATION DATE”) (such Net Cash Proceeds, the “UNUTILIZED NET CASH PROCEEDS”), the Company shall, within 20 days after such Net Proceeds Utilization Date, be required to make a pro rata offer (an “Asset Sale Offer”) to all Holders of Securities and any holders of other Indebtedness that is pari passu with or senior to the Securities or the Subsidiary Guarantees in question (including the Solomon Notes) and that requires such an offer and contains provisions similar to those set forth in this Indenture with respect to Offers to Purchase, to purchase or redeem with the net cash proceeds of sales of assets, the maximum principal amount of Securities and such other pari passu Indebtedness that may be purchased out of the Unutilized Net Cash Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest on the relevant Interest Payment Date), in accordance with the procedures set forth in the definition of “Offer to Purchase”; PROVIDED, HOWEVER, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $5.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph.

With respect to any Offer to Purchase affected pursuant to this Section 4.06, to the extent the aggregate principal amount of Ratable Securities tendered pursuant to such Offer to Purchase exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Ratable Securities shall be purchased pro rata based on the aggregate principal amount of such Securities tendered by each Holder.  To the extent the Unutilized Net Cash Proceeds exceeds the aggregate amount of Ratable Securities tendered by the Holders of the Securities pursuant to such Offer to Purchase, the Company may retain and utilize any portion of the Unutilized Net Cash Proceeds not required to be applied to repurchase Ratable Securities tendered pursuant to such Offer for any purpose consistent with the other terms of this Indenture.

In the event that the Company makes an Offer to Purchase for the Ratable Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both would constitute an Event of Default.

Each holder of Ratable Securities shall be entitled to tender all or any portion of the Ratable Securities owned by such holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Ratable Security tendered must be tendered in an integral multiple of $1.00 principal amount and subject to any proration among tendering Holders as described above.

SECTION 4.07                                                                    LIMITATION ON LIENS.

The Company will not, and will not cause or permit any Restricted Subsidiary of the Company to, directly or indirectly, Incur, or suffer to exist, any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities and all other amounts due under this Indenture, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Securities prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien, except for Permitted Liens.

SECTION 4.08                                                                    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

The Company will not, and will not cause or permit any Restricted Subsidiary of the Company to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions to the Company or any Restricted Subsidiary of the Company on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any Restricted Subsidiary of the Company, (b) make loans or advances to, or guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any Restricted Subsidiary of the Company or (c) transfer any of its properties or assets to the Company or any Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) the Credit Facilities as in effect on the Issue Date, any other agreement of the Company or its Restricted Subsidiaries outstanding on the Issue Date as in effect on the Issue Date and any other agreement of the Company or its Restricted Subsidiaries outstanding from time to time governing Senior Indebtedness, and any amendments, restatements, renewals, replacements or refinancings thereof; PROVIDED, HOWEVER, that such encumbrances and restrictions are not more restrictive taken as a whole than the Credit Facilities; (ii) applicable law; (iii) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Company or any Restricted Subsidiary of the Company as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); PROVIDED, HOWEVER, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary of the Company, or the properties or assets of the company or any Restricted Subsidiary of the Company, other than the Acquired Person; (iv) customary non-assignment, subletting or restriction on transfer provisions or restrictions on cash or other deposits or net worth maintenance provisions under leases, licenses or other contracts entered into in the ordinary course of business; (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired and the proceeds thereof; (vi) any agreement for the sale or disposition of the Equity Interests or assets of any Subsidiary of the Company; PROVIDED, HOWEVER, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with Section 4.06 to the extent applicable thereto; (vii) Refinancings permitted under clause (h) of the second paragraph of Section 4.03; PROVIDED, HOWEVER, that the encumbrances and restrictions of such Refinancings are not more restrictive taken as a whole than the encumbrances and restrictions in the agreements governing the Indebtedness being refinanced; (viii) the Old Indenture; or (ix) this Indenture.

SECTION 4.09                                                                    TRANSACTIONS WITH AFFILIATES.

The Company will not and will not cause or permit any Restricted Subsidiary of the Company to, directly or indirectly, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of their respective Affiliates (including, without limitation, any Unrestricted Subsidiary of the Company) or any officer, director or employee of the Company or any Subsidiary of the Company (each an “AFFILIATE TRANSACTION”), unless (i) such Affiliate Transaction is on terms which are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party and (ii) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or other consideration having a Fair Market Value in excess of $1.0 million in any fiscal year, such Affiliate Transaction is in writing and a majority of the disinterested members, if any, of the Board of Directors of the Company shall have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions.  In addition, any Affiliate Transaction involving aggregate payments or other consideration having a Fair Market Value in excess of $10.0 million will also require a written opinion from an Independent Financial Advisor (filed with the Trustee) stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or its Subsidiaries involved in such Affiliate Transaction, as the case may be.

Notwithstanding the foregoing, the restrictions set forth in this Section 4.09 will not apply to (i) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries or between the company and/or one or more of its Restricted Subsidiaries on the one hand, and Non-Affiliated Joint Ventures, on the other hand; (ii) reasonable fees and compensation (including customary benefit, deferred compensation, retirement and stock incentive or similar plans) paid or made available to and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors; (iii) advances and loans to employees for relocation, entertainment and travel expenses, drawing accounts and other matters in the ordinary course of business, (iv) any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date including this Indenture (as in effect on the Issue Date), (v) any Restricted Payments made in compliance with Section 4.05 and (vi) any transactions pursuant to the Solomon Separation Agreement or the Solomon Employment Agreement.

SECTION 4.10                                                                    PROVISION OF FINANCIAL INFORMATION.

The Company shall immediately commence and use its best efforts to register the Securities issued pursuant to the Plan under Section 12 of the Exchange Act within 30 days of the Issue Date or as soon as reasonably possible thereafter.  Subsequent to such registration, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any

successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the “REQUIRED FILING DATES”) by which the Company would have been required so to file such documents if the Company were so subject.  The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Note register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder.  Prior to the registration of the Securities under Section 12 of the Exchange Act, the Company will provide information similar to that required in the preceding sentence to the Trustee for dissemination to the Holders.

SECTION 4.11                                                                    FUTURE GUARANTEES

At any time either (x) in excess of 10.0% of the consolidated net assets of the Company are owned by Restricted Subsidiaries (other than Foreign Subsidiaries) of the Company or (y) in excess of 10.0% of the Consolidated EBITDA of the Company is derived from Restricted Subsidiaries (other than Foreign Subsidiaries) of the Company, within 90 days of the filing of the financial statements with the Commission which indicate that either clause (x) or clause (y) above is applicable, the Company shall cause such Restricted Subsidiaries (other than Foreign Subsidiaries) to (i) execute and deliver to the Trustee a supplemental indenture substantially in form of Exhibit C annexed hereto pursuant to which such Restricted Subsidiary shall become a party to this Indenture and thereby unconditionally Guarantee on an unsecured senior subordinated basis (on substantially the same terms as the subordination of the Securities) (a “SUBSIDIARY GUARANTEE”) all of the Company’s Obligations under the Securities and this Indenture on the terms set forth therein and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary (which opinion may be subject to customary assumptions and qualifications).  Thereafter, such Restricted Subsidiary shall (unless released in accordance with the terms of this Indenture) be a Guarantor for all purposes of this Indenture.  The Subsidiary Guarantee of a Guarantor will be released upon the sale or transfer of a majority of the capital stock of such Guarantor owned directly or indirectly by the Company, provided that such sale or transfer complies with all of the terms of this Indenture, or such Guarantor becoming an Unrestricted Subsidiary in accordance with the terms of this Indenture.

Each Subsidiary Guarantee will be a continuing Guarantee and will (a) remain in full force and effect until payment in full of all of the obligations covered thereby, (b) be binding upon each Guarantor and (c) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

SECTION 4.12                                                                    DESIGNATION OF UNRESTRICTED SUBSIDIARIES.

The Company may designate after the Issue Date any Subsidiary of the Company as an “Unrestricted Subsidiary” under this Indenture (a “DESIGNATION”) only if:

(i)            no Default or Event of Default shall’ have occurred and be continuing at the time of or after giving effect to such Designation;

(ii)           immediately after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.03; and

(iii)          the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of the Section 4.05 in an amount (the “DESIGNATION AMOUNT”) equal to the Fair Market Value of the parent’s proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP.

Neither the Company nor any Restricted Subsidiary shall at any time (x) provide credit support for or Guarantee any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); provided, that the Company may pledge Equity Interests or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Company other than to obtain such pledged property, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides :that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse Guarantee given solely to support the pledge by the Company of the Capital Stock of any Unrestricted Subsidiary.  For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary.

The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “REVOCATION”) only if:

(i)            no Default or Event of Default shall have occurred and be continuing at, the time of and after giving effect to such Revocation;

(ii)           all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, be permitted to be Incurred for all purposes of this Indenture; and

(iii)          any transaction (or series of related transactions) between such subsidiary and any of its Affiliates that occurred while such Subsidiary was an Unrestricted Subsidiary would be permitted by Section 4.09 as if such transaction (or series of related transactions) had occurred at the time of such Revocation.

All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee, certifying compliance with the foregoing provisions.

SECTION 4.13                                                                    CHANGE OF CONTROL.

(a)           Following the occurrence of a Change of Control (the date of such occurrence being the “CHANGE OF CONTROL DATE”), the Company shall notify the Holders of the Securities of such occurrence in the manner prescribed by this Indenture and shall, within 60 days after the Change of Control Date, make an Offer to Purchase to Holders of all Securities then outstanding (and the holder of the Solomon Notes) at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).

(b)           Prior to the mailing of the notice referred to below, but in any event within 30 days following the date on which the Company becomes aware that a Change of Control has occurred, the Company covenants that if the purchase of the Ratable Securities would violate or constitute a default under any other Indebtedness of the Company, then the Company shall, to the extent needed to permit such purchase of Ratable Securities, either (i) repay all such Indebtedness and terminate all commitments outstanding thereunder or (ii) obtain the requisite consents, if any, under any such Indebtedness required to permit the purchase of the Ratable Securities as provided below.  The Company will first comply with the covenant in the preceding sentence before it will be required to make the Change of Control Offer or purchase the Securities pursuant to the provisions described below, but the failure to make the Change of Control Offer or to purchase the Securities within the time periods or in the manner contemplated in this Section 4.13 will constitute a breach of this covenant.

(c)           Within 36 days following the date on which the Company becomes aware that a Change of Control has occurred, the Company shall send, by first-class mail, postage prepaid, an Offer to Purchase to each holder of Ratable Securities, which notice shall govern the terms of the Change of Control Offer.  The notice to such holders shall contain all instructions and materials necessary to enable such holders to tender Securities pursuant to the Change of Control Offer.

(d)           On or before the Change of Control Payment Date, the Company shall (i) accept for payment Ratable Securities or portions thereof (in integral multiples of $1.00) validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Ratable Securities so tendered and (iii) deliver to the Trustee Ratable Securities so accepted together with an Officers’ Certificate stating the Ratable Securities or portions thereof being purchased by the Company.  Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers’ Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the holders of Ratable Securities so accepted payment in an amount equal to the Purchase Price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence.  The Trustee shall promptly authenticate and mail to such Holders new Ratable Securities equal in principal amount to any unpurchased portion of the Ratable Securities surrendered.  Upon the payment of the Purchase Price for the Ratable Securities accepted for purchase, the Trustee shall return the Ratable Securities purchased to the Company for cancellation.  Any monies remaining after the purchase of Ratable Securities pursuant to a Change of Control Offer shall be returned within three Business Days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article Eight.  For purposes of this Section 4.15, the Trustee shall, except with respect to monies owed as obligations to the Trustee pursuant to Article Eight, act as the Paying Agent.

(e)           If the Company makes an Offer to Purchase, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable Federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Securities are listed, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

SECTION 4.14                                                                    NOTICE OF DEFAULTS.

(a)           In the event that any material Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the company is taking or proposes to take with respect thereto.

(b)           Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers’ Certificate to the Trustee specifying the Default or Event of Default.

SECTION 4.15                                                                    COMPLIANCE CERTIFICATE.

The Company shall deliver to the Trustee within 120 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officer with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any failure of the Company to comply with any of its obligations under this Indenture or any Default or Event of Default by the Company that occurred during such fiscal year.  If they do know of such a Default or Event of Default, their status and the action the Company is taking or proposes to take with respect thereto.

SECTION 4.16                                                                    CORPORATE EXISTENCE.

Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary in accordance with the respective organizational documents of each such Subsidiary and the rights (charter and statutory) and material franchises of the Company and the Subsidiaries; PROVIDED, HOWEVER, that the

Company shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole; PROVIDED, FURTHER, HOWEVER, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Restricted Subsidiaries of the Company with or into the Company or another Wholly-Owned Restricted Subsidiary of the Company or another Person, if the Surviving Person is a Wholly-Owned Restricted Subsidiary of the Company organized under the laws of the United States or a State thereof or of the District of Columbia.  This Section 4.16 shall not prohibit the Company from taking any other action otherwise permitted by, and made in accordance with, another section of this Indenture.

SECTION 4.17                                                                    PAYMENTS FOR CONSENT.

Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.18                                                                    SALE AND LEASEBACK TRANSACTIONS.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Company may enter into a sale and leaseback transaction if (i) the Company could have Incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of Section 4.03 hereof, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value (as determined in good faith by the Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.06 hereof; PROVIDED, FURTHER that the Company may enter into a sale and leaseback transaction if the proceeds of such transaction are used to (i) replace or refinance Senior Indebtedness or (ii) provide additional financings as allowed under Section 4.03(m).

SECTION 4.19                                                                    LIMITATION ON ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants, or other rights to purchase shares of such Capital Stock) except:  (i) to the Company or a Wholly Owned Restricted Subsidiary of the Company; (ii) issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of Foreign Subsidiaries, to the extent required by applicable law; or (iii) issuances or sales of Capital Stock of a Restricted Subsidiary so long as immediately giving effect to the issuance or sale, the Restricted

Subsidiary would no longer constitute a Restricted Subsidiary, PROVIDED that (x) proceeds therefrom shall be treated as proceeds from an Asset Sale in accordance with Section 4.06 and (y) any Investment in any Person remaining after giving effect to the issuance or sale would have been permitted to be made under Section 4.05 if made on the date of the issuance or sale.

SECTION 4.20                                                                    SOLOMON NOTES.

Simultaneously with the deposit of any cash or Additional Securities by the Company to the Paying Agent pursuant to the terms of this Indenture, including but not limited to Sections 2.14, 3.05 or 4.13(d) hereof, the Company shall deposit with the Paying Agent any amounts or additional securities concurrently payable with respect to the Solomon Notes in accordance with their terms.  Notwithstanding anything to the contrary herein, if the amount of cash deposited with the Paying Agent is not sufficient to make all applicable payments due with respect to the Ratable Securities, the Trustee shall make any payments of cash to holders of the Ratable Securities pro rata based on the aggregate principal amount of such Ratable Securities.

ARTICLE FIVE

MERGERS; SUCCESSOR CORPORATION

SECTION 5.01                                                                    MERGERS, SALE OF ASSETS, ETC.

(a)           The Company shall not consolidate with or merge with or into any other Person and the Company shall not sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company’s properties and assets to any entity in a single transaction or series of related transactions, unless:  (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a Person organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance and observance of every covenant of this Indenture to be performed or observed on the part of the Company; (ii) immediately thereafter on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and (iii) except in the case of a merger or consolidation of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made shall, immediately after such transaction after giving pro forma effect thereto and any related financial transaction as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.03 hereof.

(b)           For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries of the Company the Equity Interests of which constitutes all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

SECTION 5.02                                                                    SUCCESSOR CORPORATION SUBSTITUTED.

In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01 in which the Company is not the Surviving Person and the Surviving Person is to assume all the Obligations of the Company under the Securities and this Indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, HOWEVER, that the predecessor Company shall not be relieved from the Obligation to pay the principal (including premium, if any) of and interest on the Securities except in the case of a sale of all of the Company’s assets that meets the requirements of Section 5.01 hereof.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01                                                                    EVENTS OF DEFAULT.

Each of the following shall be an “EVENT OF DEFAULT” for purposes of this Indenture:

(i)            failure to pay principal of (or premium, if any, on) any Security when due (whether or not prohibited by the provisions of this Indenture described in Article Seven);

(ii)           failure to pay any interest on any Security when due, continued for 30 days or more (whether or not prohibited by the provisions of this Indenture described in Article Seven;

(iii)          default in the payment of principal of, premium, if any, on or interest on any Security required to be purchased pursuant to any Offer to Purchase required by this Indenture when due and payable or failure to pay if required under this indenture on the Purchase Date the purchase price for any Security validly tendered pursuant to any Offer to Purchase (whether or not prohibited by the provisions of this Indenture described in Article Seven);

(iv)          failure to perform or comply with any of the provisions described in Section 5.01;

(v)           failure to perform any other covenant or agreement of the Company under this Indenture or in the Securities, continued for 30 days or more after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Securities;

(vi)          default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any Significant Restricted Subsidiaries having an outstanding principal amount of $15.0 million or more individually or in the aggregate that has resulted in the holder or holders thereof realizing on any material portion of the assets of the Company; provided, however, that upon cure or waiver of such default with respect to such other Indebtedness, the Event of Default under this Section 6.01(vi) shall automatically be cured without any action by the Trustee, the Company, or the Holders;

(vii)         the rendering of a final judgment or judgments (not subject to appeal) against the Company or any Restricted Subsidiary in an aggregate amount of $15.0 million or more (net of any amounts covered by reputable and creditworthy insurance companies) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired, other than judgments related to the JP Morgan Chase Credit Facility or amendments, replacements or refinancings thereof;

(viii)        the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:  (i) commences a voluntary case or proceeding under any Bankruptcy Law; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding under any Bankruptcy Law; (iii) consents or acquiesces in the institution of a bankruptcy or insolvency proceeding against it, (iv) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (v) makes a general assignment for the benefit of its creditors, or any of them takes any action to authorize or effect any of the foregoing; or

(ix)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding; (ii) appoints a Custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of its property; or (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company; and in each case the order or decree remains unstayed and in effect for 60 days; PROVIDED, HOWEVER, that if the entry of such order or decree is appealed and dismissed on appeal, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

The term “BANKRUPTCY LAW” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.  The term “CUSTODIAN” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

SECTION 6.02                                                                    ACCELERATION.

If an Event of Default with respect to the Securities (other than an Event of Default specified in clause (viii) or (ix) of Section 6.01) occurs and is continuing and has not been waived pursuant to Section 6.04, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities, by notice in writing to the Company (and to the Trustee if given by the Holders specifying the respective Event of Default and that it is a “notice of acceleration” (an “ACCELERATION NOTICE”)) may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all outstanding Securities to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in this indenture or the Securities to the contrary, shall become immediately due and payable.

If an Event of Default specified in clause (viii) or (ix) of Section 6.01 occurs, all unpaid principal of and accrued interest on all outstanding Securities shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Any such declaration with respect to the Securities may be rescinded and annulled by the Holders of a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived except nonpayment of principal of or interest on the Securities that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Securities) on overdue installments of interest and overdue payments of principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in Section 6.01(viii) and (ix) the Trustee has received an Officers’ Certificate and Opinion of Counsel that such Default or Event of Default has been cured or waived.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03                                                                    OTHER REMEDIES.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, on or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

SECTION 6.04                                                                    WAIVER OF PAST DEFAULT.

Subject to Sections 2.09, 6.07 and 10.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, on or interest on any Security as specified in clauses (i), (ii) and (iii) of Section 6.01.  The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents.  In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively.  This paragraph of this Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this indenture and the Securities, as permitted by the TIA.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05                                                                    CONTROL BY MAJORITY.

Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of  conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder, it being understood that the Trustee shall have no duty (subject to Section 8.01) to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders, or that may involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.  In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification or security satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.  This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06                                                                    LIMITATION ON SUITS.

A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(i)            the Holder gives to the Trustee written notice of a continuing Event of Default;

(ii)           the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

(iii)          such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expenses

(iv)          the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(v)           during such 60-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

SECTION 6.07                                                                    RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, on or interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.08                                                                    COLLECTION SUIT BY TRUSTEE.

If an Event of Default in payment of principal of, premium, if any, on or interest specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum provided for in Section 4.01 and the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09                                                                    TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 8.07.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; PROVIDED, HOWEVER, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors’ committee.

SECTION 6.10                                                                    PRIORITIES.

If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

First:  to the Trustee for amounts due under Section 8.07;

Second:  to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal of, premium, if any, and interest, respectively; and

Third:  to the Company or the Guarantors or to such party as a court of competent jurisdiction shall direct.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10.

SECTION 6.11                                                                    RESTORATION OF RIGHTS AND REMEDIES.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Subsidiary Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.12                                                                    RIGHTS AND REMEDIES CUMULATIVE,

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.13                                                                    DELAY OR OMISSION NOT WAIVER.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.14                                                                    UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.14 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.

ARTICLE SEVEN

SUBORDINATION OF SECURITIES

SECTION 7.01                                                                    AGREEMENT TO SUBORDINATE.

The Company agrees, and each Holder by accepting a Security agrees, that the payment of the principal of, premium, if any, and interest on such Security is subordinated in right of payment to the extent and in the manner provided in this Article Seven, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness.

SECTION 7.02                                                                    LIQUIDATION, DISSOLUTION, BANKRUPTCY.

(a)           Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, (excluding any payment or distribution of Permitted Junior Securities and excluding any payment from funds deposited in accordance with, and held in trust for the benefit of Holders as set forth in Section 9.02 (a “DEFEASANCE TRUST PAYMENT”)), all Senior Indebtedness then due shall first be paid in full in cash or cash equivalents before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of, premium, if any, or interest on the Securities, or any payment by the Company to acquire any of the Securities for cash, property or securities, or any distribution by the company with respect to the Securities of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment).

(b)           Before any payment may be made by, or on behalf of, the Company of the principal of, premium, if any, or interest on the Securities upon any such dissolution or winding up or total liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, any payment or distribution of assets or securities of the Company of any kind or ‘character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust payment), to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash or cash equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor, to or for the holders of such Senior Indebtedness.

SECTION 7.03                                                                    DEFAULT ON SENIOR INDEBTEDNESS.

No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) by the Company of principal of, premium, if any, or interest on the Securities, whether pursuant to the terms of the Securities, upon acceleration, pursuant to an Offer to Purchase, as a payment into the Defeasance Trust or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of a11 or any portion of any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness.  In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a “PAYMENT BLOCKAGE NOTICE”) from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of the holders of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) will be made by the Company of principal of, premium, if any, or interest on the Securities, whether pursuant to the terms of the Securities, upon acceleration, pursuant to an Offer to Purchase or otherwise, to such Holders, during a period (a “PAYMENT BLOCKAGE PERIOD”) commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter.  Notwithstanding anything in the subordination provisions of this Indenture or the Securities to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days.  No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

SECTION 7.04                                                                    ACCELERATION OF PAYMENT OF SECURITIES.

If payment of the Securities is accelerated because of an Event of Default specified in Section 6.01(vi), the Company shall promptly notify the holders or the Representative (if any) of each issue of Designated Senior Indebtedness which is then outstanding; PROVIDED, HOWEVER, that the Company and the Trustee shall be obligated to notify such a Representative only if such Representative has delivered or caused to be delivered an address for the service of such a notice to the Company and the Trustee (and the Company and the Trustee shall only be obligated to deliver the notice to the address so specified).  If a notice is required pursuant to the immediately preceding sentence, the Company may not pay the Securities (except payment (i) in Qualified Equity Interests issued by the Company to pay interest on the Securities or issued in exchange for the Securities, (ii) in securities substantially identical to the Securities issued by the Company in payment of interest accrued thereon or (iii) in securities issued by the Company which are subordinated to, the Senior Indebtedness at least to the same extent as the Securities and have a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Securities, as long as the court, in approving any payment or distribution or stock or securities of the type described in the preceding clauses (i)-(iii), gives effect to the subordination provisions set forth in this Indenture), until five Business Days after the respective Representative of the Designated Senior Indebtedness receives notice (at the address specified in the preceding sentence) of such acceleration and, thereafter, may pay the Securities only if the provisions of this Article Seven otherwise permit payment at that time.

SECTION 7.05                                                                    WHEN DISTRIBUTION MUST BE PAID.

If a payment or distribution is made to the Trustee or to Holders that because of this Article Seven should not have been made to them, the Trustee (except as provided in Section 7.09) or the Holders who receive such payment or distribution shall hold it in trust for holders of Senior Indebtedness and promptly pay it over to them as their respective interests may appear.

SECTION 7.06                                                                    SUBROGATION.

After all Senior Indebtedness is paid in full in cash or cash equivalents, or other form acceptable to holders of Senior Indebtedness, and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.  A payment or distribution made under this Article Seven to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company, its creditors other than Holders of Senior Indebtedness, and the Holders, a payment by the Company of Senior Indebtedness.

SECTION 7.07                                                                    RELATIVE RIGHTS.

This Article Seven defines the relative rights of Holders of the Securities on the one hand and holders of Senior Indebtedness on the other hand.  Nothing in this Indenture shall:

(1)           impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, on and interest on the Securities in accordance with their terms; or

(2)           prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive payments or distributions otherwise payable to Holders.

SECTION 7.08                                                                    SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by the failure of the Company to comply with this Indenture.

SECTION 7.09                                                                    RIGHTS OF TRUSTEE AND PAYING AGENT.

Notwithstanding Section 7.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than one Business Day prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article Seven.  The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; PROVIDED, HOWEVER, that if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice.  Each Paying Agent shall have the same rights and obligations under this Article Seven as does the Trustee.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.  The Registrar and co-registrar and the Paying Agent may do the same with like rights.  The Trustee shall be entitled to all the rights set forth in this Article Seven with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article Seven shall deprive the Trustee of any of its rights as such holder.  Nothing in this Article Seven shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07.

SECTION 7.10                                                                    DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

Whenever a payment or distribution is to be made or a notice given to holders of Senior Indebtedness, the payment or distribution may be made and the notice given to their Representative (if any).

SECTION 7.11                                                                    ARTICLE SEVEN NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE.

The failure to make any payment or distribution on account of the Securities by reason of any provision in this Article Seven will not prevent, or be construed as preventing, the occurrence of a Default or Event of Default.  Nothing in this Article Seven shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities.

SECTION 7.12                                                                    TRUST MONEYS NOT SUBORDINATED.

Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article Nine by the Trustee for the payment of principal of, premium, if any, on and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article Seven, and none of the Holders shall be obligated to pay over any such amount to the Company, any holder of Senior Indebtedness of the Company, or any other creditor of the Company.

SECTION 7.13                                                                    TRUSTEE ENTITLED TO RELY.

Upon any payment or distribution pursuant to this Article Seven, the Trustee and the Holders shall be entitled to rely conclusively (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 7.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Seven.  In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Seven, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Seven, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.  The Trustee shall have the right to seek a declaratory judgment as to any right of such Person to receive such payment or distribution.  The provisions of Sections 8.01 and 8.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article Seven.

SECTION 7.14                                                                    TRUSTEE TO EFFECTUATE SUBORDINATION

Each Holder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holder and the holders of Senior Indebtedness as provided in this Article Seven and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 7.15                                                                    TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the first sentence of Section 7.09, shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company, or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Seven or otherwise.

SECTION 7.16                                                                    RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS.

Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

ARTICLE EIGHT

TRUSTEE

SECTION 8.01                                                                    DUTIES OF TRUSTEE.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(2)           In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           This paragraph does not limit the effect of paragraph (b) of this Section 8.01;

(2)           The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           No provision of this Indenture shall require the Trustee to expend, or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity or security satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

(e)           Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 8.01.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee, the Paying Agent or the Registrar be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee, the Paying Agent or the Registrar has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

SECTION 8.02                                                                    RIGHTS OF TRUSTEE.

Subject to Section 8.01:

(a)           The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Sections 11.04 and 11.05.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)           The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(e)           Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution delivered to the Trustee.

(g)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or, document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled at the expense of the Company to examine the books, records and premises of the Company, personally or by agent or attorney, and shall incur no liability of any kind by reason thereof

(i)            The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(j)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k)           The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its gross negligence or willful misconduct.

(l)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(m)          The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 8.03                                                                    INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or their Affiliates with the same rights it would have if it were not Trustee, subject to Section 8.10 hereof.  Any Agent may do the same with like rights.  However, the Trustee is subject to Sections 8.10 and 8.11.

SECTION 8.04                                                                    TRUSTEE’S DISCLAIMER.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee’s certificate of authentication.

SECTION 8.05                                                                    NOTICE OF DEFAULTS.

If a Default or an Event of Default occurs and is continuing and the Trustee has actual knowledge of such Defaults or Events of Default, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after the occurrence thereof.  Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, on or interest on any Security including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Purchase Date pursuant to an Asset Sale Offer or a Default or Event of Default in complying with Section 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders.  This Section 8.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso to Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 8.06                                                                    REPORTS BY TRUSTEE TO HOLDERS.

If required by TIA Section 313(a), as amended, within 60 days after each August 1 beginning with August 1 following the Issue Date, the Trustee shall mail to each Holder a report dated as of such August 1 that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA Section 313(b), (c) and (d) as required.

A copy of each such report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 8.07                                                                    COMPENSATION AND INDEMNITY.

The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for its services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances, including all costs and expenses of collection (including reasonable fees, disbursements and expenses of its agents and outside counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence or willful misconduct.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents, accountants, experts and outside counsel.

The Company shall indemnify the Trustee for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or willful misconduct.  The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity.  However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless the Company has been prejudiced thereby.  The Company shall defend the claim and the Trustee shall reasonably cooperate in the defense at the Company’s expense, PROVIDED that the Company shall not be liable in any action or for which it has assumed the defense for the expenses of separate counsel to the Trustee unless (1) the employment of separate counsel has been authorized by the Company, (2) the Trustee has reasonably concluded (based upon advice of counsel to the Trustee) that there may be legal defenses available to the Trustee that are different from or in addition to those available to the Company or (3) a conflict or potential conflict exists (based upon advice of counsel to the Trustee) between the Trustee and the Company, and PROVIDED, FURTHER, that in any such event the Company’s reimbursement obligation with respect to separate counsel of the Trustee will be limited to the reasonable fees and expenses of such counsel.

The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of its own negligence or willful misconduct.

To secure the Company’s obligations under this Section 8.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or (ix) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law.  The Company’s obligations under this Section 8.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company’s obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION 8.08                                                                    REPLACEMENT OF TRUSTEE.

The Trustee may resign at any time by so notifying the Company in writing at least 10 days in advance.  The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent.  The Company may remove the Trustee if:

(a)           the Trustee fails to comply with Section 8.10;

(b)           the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a Custodian or other public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 8.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 8.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

SECTION 8.09                                                                    SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee; PROVIDED, HOWEVER, that such corporation shall be otherwise qualified and eligible under this Article Eight.

SECTION 8.10                                                                    ELIGIBILITY; DISQUALIFICATION.

This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2).  The Trustee (or, in the case of a Trustee that is an Affiliate of a bank holding company, its bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  If the Trustee has or shall acquire any “conflicting interest” within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA Section 310(b) ; PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Eight.  The provisions of TIA Section 310 shall apply to the Company and any other obligor of the Securities.

SECTION 8.11                                                                    PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 8.12                       CO-TRUSTEE AND SEPARATE TRUSTEES.

At any time or times, for the purpose of meeting the legal requirements of any applicable jurisdiction, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least 33% in aggregate principal amount of the Securities then outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, and for the benefit of the Holders, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section.  If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.10 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

(a)           the Securities shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal  property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

(b)           the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such co-trustee or separate trustee;

(c)           the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company.  Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal.  A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

(d)           no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder, and the Trustee shall not be personally liable by reason of any act or omission of any such co-trustee or separate trustee;

(e)           any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee;

(f)            any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name; and

(g)           if any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new successor trustee.

SECTION 8.13                                                                    TRUSTEE’S APPLICATION FOR INSTRUCTIONS FROM THE COMPANY.

Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 8.14                                                                    LIMITATION OF LIABILITY.

It is understood by the parties hereto other than The Bank of New York (the “Bank”) that the sole recourse of the parties hereto other than the Bank in respect of the obligations of the Trust hereunder and under the other documents contemplated thereby and related thereto to which it is a party shall be to the parties hereto other than the Bank.  In addition, the Bank is entering into this Indenture and the other documents contemplated thereby and related thereto to which it is a party solely in its capacity as Trustee under the Indenture and not in its individual capacity (except as expressly stated herein) and in no case shall the Bank (or any Person acting as successor trustee under the Indenture) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Company hereunder or thereunder, all such liability, if any, being expressly waived by the parties hereto and any person claiming by, through or under such party, provided, however, that the Bank (or any such successor trustee) shall be personally liable hereunder and thereunder for its own negligence or willful misconduct or for its material breach of its covenants, representations and warranties contained herein or therein, to the extent expressly covenanted or made in its individual capacity. In no event shall the Trustee, in its capacity as Paying Agent, Security Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.  The provisions of this Section shall survive the termination of the Indenture and the resignation or removal of the Trustee.

ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01                                                                    TERMINATION OF THE COMPANY’S OBLIGATIONS.

The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 9.01, if:

(i)            either (a) all the Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable or have been called for redemption and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(ii)           the Company has paid all other sums payable under this Indenture by the Company; and

(iii)          the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the first paragraph of this Section 9.01, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.15, 8.07, 8.08, 9.05 and 9.06 shall survive until the Securities are no longer outstanding.  After the Securities are no longer outstanding, the Company’s obligations in Sections 8.07, 8.08, 9.05 and 9.06 shall survive.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s and Guarantors’ obligations under the Securities, the Subsidiary Guarantees and this Indenture except for those surviving obligations specified above.

SECTION 9.02                                                                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

(a)           The Company may at its option terminate its obligations in respect of the Securities by delivering all outstanding Securities to the Trustee for cancellation and paying all sums payable by it on account of principal of and interest on all Securities or otherwise.  In addition to the foregoing, the Company may, at its option, at any time elect to have either paragraph (b) or (c) below be applied to all outstanding Securities, subject in either case to compliance with the conditions set forth in Section 9.03.

(b)           Upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b) the Company shall, subject to the satisfaction of the conditions set forth in Section 9.03, be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Securities when such payments are due, (ii) the Company’s obligations with respect to the Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee under this Indenture and the Company’s obligations in connection therewith, (iv) Article

Three of this Indenture and (v) Article Nine of this Indenture (hereinafter, “LEGAL DEFEASANCE”).  Subject to compliance with this Article Nine, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

(c)           Upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 9.03, be released from its obligations under the covenants contained in Sections 4.03 through 4.13, inclusive, Sections 4.15 through 4.19, inclusive, and Article Five with respect to the outstanding Securities (hereinafter, “COVENANT DEFEASANCE”) and thereafter any omission to comply with such Obligations shall not constitute a Default or an Event of Default with respect to the Securities.  In addition, upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 9.03, any failure or omission to comply with such Obligations shall not constitute a Default or Event of Default with respect to the Securities.

SECTION 9.03                                                                    CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

In order to exercise either Legal Defeasance pursuant to Section 9.02(b) or Covenant Defeasance pursuant to Section 9.02(c):

(a)           the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. legal tender or United States Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, on and interest on the Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(b)           in the case of an election under 9.02(b), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee or confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of an election under Section 9.02(c), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service, a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned at any time in the period ending on the 91st day after the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(e)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a Default under any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)            the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(g)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(h)           the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including without limitation those arising under this Indenture and (B) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally.

Notwithstanding the foregoing, the opinion of Counsel required by clause (b) above need not be delivered if all securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the Final Maturity Date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 9.04                                                                    APPLICATION OF TRUST MONEY; TRUSTEE ACKNOWLEDGMENT AND INDEMNITY.

The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to this Article nine, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Securities.

After such delivery or irrevocable deposit and delivery of any Officers’ Certificate or Opinion of Counsel, the Trustee upon request shall acknowledge in: writing the discharge of the

Company’s Obligations under the Securities and this Indenture except for those surviving obligations specified above.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to this Article Nine or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

SECTION 9.05                                                                    REPAYMENT TO COMPANY.

Subject to Sections 8.07 and 9.04, the Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money held by them at any time.  The Trustee and the Paying Agent shall promptly pay to the Company request any money held by it for the payment of principal or interest that remains unclaimed for one year; PROVIDED, HOWEVER, that the Trustee or such Paying Agent before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company.  After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 9.06                                                                    REINSTATEMENT.

If the Trustee or Paying Agent is unable to apply any money or United States Government Obligations by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s Obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.03 until such time as the Trustee or Paying Agent is permitted to apply all such money or United States Government Obligations in accordance with Section 9.03; PROVIDED, HOWEVER, that if the Company has made any payment of principal of, premium, if any, on and interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee or Paying Agent.

ARTICLE TEN

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01                                                              WITHOUT CONSENT OF HOLDERS.

The Company and the Guarantors, if any, when authorized by a resolution of the Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

(a)           to cure any ambiguity, defect or inconsistency; PROVIDED, HOWEVER, that such amendment or supplement does not adversely affect the rights of any Holder in any material respect;

(b)           to effect the assumption by a successor Person of all obligations of the Company under the Securities and this Indenture in connection with any transaction complying with Article Five of this Indenture;

(c)           to provide for uncertificated Securities in addition to or in place of certificated Securities;

(d)           to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(e)           to make any change that would provide any additional benefit or rights to the Holders;

(f)            to make any other change that does not adversely affect the rights of any Holder in any material respect under this Indenture;

(g)           to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(h)           to add a Guarantor in accordance with Section 4.11 or otherwise; or

(i)            to evidence and provide for the acceptance and appointment of a successor Trustee with respect to the Securities;

PROVIDED, HOWEVER, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION 10.02                                                              WITH CONSENT OF HOLDERS.

Subject to Section 6.07, the Company and the Guarantors, if any, when authorized by a Board Resolution, and the Trustee may modify, amend or supplement, or waive compliance by the Company with any provision of, this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities.  However, without the consent of each Holder affected, no such modification, amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

(a)           change the maturity of the principal of or any installment of interest on any such Security or alter the optional redemption or repurchase provisions of any such Security or this Indenture in a manner adverse to the Holders of the Securities;

(b)           reduce the principal amount of (or the premium of) any such Security;

(c)           reduce the rate of or extend the time for payment of interest on any such Security;

(d)           change the place or currency of payment of principal of (or premium) or interest on any such Security;

(e)           modify any provisions of this Indenture relating to the waiver of past defaults (other than to add sections of this Indenture or the Securities subject thereto) or the right of the Holders of Securities to institute suit for the enforcement of any payment on or with respect to any such Security or Subsidiary Guarantee or the modification and amendment provisions of this Indenture and the Securities (other than to add sections of this Indenture or the Securities which may not be modified, amended, supplemented or waived without the consent of each Holder affected);

(f)            reduce the percentage of the principal amount of outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default in respect thereof;

(g)           waive a default in the payment of principal of, interest on, or redemption payment with respect to, the Securities (except a rescission of acceleration of the Securities by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

(h)           modify the ranking or priority of any Security in respect thereof in any manner adverse to the Holders or modify the definition of Senior Indebtedness or amend or modify the subordination provisions of this Indenture in any manner adverse to the Holders of the Securities;

(i)            make any changes in any Subsidiary Guarantee that would adversely effect the Holders of the Securities; or

(j)            modify the provisions of any covenant (or the related definitions) in this Indenture requiring the Company to make an Offer to Purchase in a manner materially adverse to the Holders of Securities affected thereby.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 10.03                                                              COMPLIANCE WITH TRUST INDENTURE ACT.

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04                                                              RECORD DATE FOR CONSENTS AND EFFECT OF CONSENTS.

Until an amendment, supplement or, waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Security or portion of a security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver (at which time such amendment, supplement or waiver shall become effective).

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Securities after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.  The Trustee is entitled to rely upon any electronic instruction from beneficial owners to the Holders of any Global Security.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (i) of Section 10.02.  In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

SECTION 10.05                                                              NOTATION ON OR EXCHANGE OF SECURITIES.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06                                                              TRUSTEE TO SIGN AMENDMENTS, ETC.

The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture, that all conditions precedent thereto have been met, and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to customary exceptions).  The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01                                                              TRUST INDENTURE ACT CONTROLS.

This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.  If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified.  If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.02                                                              NOTICES.

Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

if to the Company or the Guarantors:

MTS, INCORPORATED

2500 Del Monte Street, Bldg. C

West Sacramento, CA 95691

Attention:

Facsimile:               (916) 373-2471

Telephone:            (916) 373-2500

if to the Trustee:

The Bank of New York

101 Barclay Street  Floor 8W

New York, NY 10286

Attention:  Corporate Trust Administration

Ref: MTS, Incorporated

Facsimile:  (212) 815-

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed, first-class, postage prepaid, to a Holder including any notice delivered in connection with TIA Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to him at his address as set forth on the register of Securities kept by the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.  To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA Section 313(c).

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03                                                              COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 11.04                                                              CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1)           an Officers’ Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such eligible and qualified Persons as to other matters, and any such Person may certify or given an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the

Company stating the information on which counsel is relying unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 11.05                                                              STATEMENTS REQUIRED IN CERTIFICATE.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)           a statement that the person making such certificate has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(3)           a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 11.06                                                              RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07                                                              GOVERNING LAW.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Securities, the Subsidiary Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

INDENTURE, THE SECURITIES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.08                                                              NO RECOURSE AGAINST OTHERS.

No director, officer, employee, incorporator or stockholder of the Company, any Affiliate of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities or the Subsidiary Guarantees, as the case may be, or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Securities.

SECTION 11.09                                                              SUCCESSORS.

All agreements of the Company in this Indenture and the Securities shall bind its successor.  All agreements of each Guarantor in this Indenture shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.10                                                              COUNTERPART ORIGINALS.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.11                                                              SEVERABILITY.

In case any provision in this Indenture, in the Securities or in the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 11.12                                                              NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.13                                                              LEGAL HOLIDAYS.

If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day.

SECTION 11.14                                                              ACTS OF HOLDERS.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the

Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “ACT” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof.  Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)           The ownership of Securities shall be proved by the Holder list maintained under Section 2.05 hereunder.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e)           If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than 120 days after the record date.

ARTICLE TWELVE

SUBSIDIARY GUARANTEE

SECTION 12.01                                                              UNCONDITIONAL GUARANTEE.

Subject to the provisions of Article Thirteen, each Person who becomes a Guarantor pursuant to Section 4.11 of this Indenture shall hereby fully and unconditionally, jointly and severally, guarantee (each, a “SUBSIDIARY GUARANTEE”) to each Holder of a Security authenticated by the Trustee and to the Trustee and its successors and assigns that the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by applicable law) interest on any overdue interest on the Securities and all other Obligations of the Company to the Holders or the Trustee hereunder (including but not limited to those provided in Section 8.07 hereof) or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof, subject, however, to the limitations set forth in Section 13.04.  Each Guarantor hereby agrees that its Obligations hereunder shall be full and unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the Obligations contained in the Securities, this Indenture, and this Subsidiary Guarantee.  The Obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities, or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forth become due and payable by each Guarantor for the purpose of this Subsidiary Guarantee.

Each Guarantor agrees that it shall not be entitled to any right of subrogation, contribution, exoneration, indemnification or reimbursement in relation to her Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby.  If any amount shall be paid to such Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full of the Securities and all other amounts payable under this Indenture and under each Subsidiary Guarantee upon the Stated Maturity of the Securities, such amount shall be held in trust for the benefit of the Holders and the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Securities and all other amounts payable under each Subsidiary Guarantee, whether matured or unmatured, in accordance with the terms of this Indenture, or to be held as security for any Obligations or other amounts payable under any Subsidiary Guarantee thereafter arising.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 12.01 is knowingly made in contemplation of such benefits.  Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article Twelve, the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of each Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations guaranteed hereby as provided in Article Six, such Obligations (whether or not due and payable) shall, forthwith become due and payable by the Guarantor for the purposes of each Subsidiary Guarantee.

Each Guarantor also agrees to pay any and all costs and expense (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 12.01.

SECTION 12.02                                                              SEVERABILITY.

In case any provision of this Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.03                                                              RELEASE OF A GUARANTOR.

If the Securities are defeased in accordance with the terms of this Indenture, or if a Guarantor becomes an Unrestricted Subsidiary or if all or substantially all of the assets of any

Guarantor or a majority of the Equity Interests of any Guarantor are sold (including by issuance or otherwise) or transferred by the Company in a transaction constituting an Asset Sale and (x) the Net Cash Proceeds from such Asset Sale are used in accordance with Section 4.08 or (y) the Company delivers to the Trustee an Officers’ Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with Section 4.08 and within the time limits specified by Section 4.08, then each Guarantor (in the case of defeasance) or such Guarantor (in the event of a sale or other disposition of a majority of the Equity Interests of such Guarantor) or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged from all obligations under this Article Twelve without any further action required on the part of the Trustee or any Holder.  The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 12.03 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section 12.03.  Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities and the other obligations of the Company hereunder as provided in this Article Twelve.

SECTION 12.04                                                              LIMITATION OF GUARANTOR’S LIABILITY.

Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law.  To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 12.05, result in the obligations of such Guarantor under its Guarantee not constituting such a fraudulent transfer or conveyance.

SECTION 12.05                                                              CONTRIBUTION.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “FUNDING GUARANTOR”) under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 12.04, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Company’s obligations with respect to the Securities or any other Guarantor’s obligations with respect to the Guarantee.

SECTION 12.06                                                              SUBORDINATION OF SUBROGATION AND OTHER RIGHTS.

Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor’s obligations under its Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Securities in accordance with the provisions provided therefor in this Indenture.

SECTION 12.07                                                              SUCCESSORS AND ASSIGNS.

This Article Twelve shall be binding upon each Guarantor and its successors and assigns and shall insure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 12.08                                                              NO WAIVER.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Twelve shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Twelve at law, in equity, by statute or otherwise.

SECTION 12.09                                                              EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

To evidence its Subsidiary Guarantee set forth in Section 12.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit A shall be endorsed by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that the Company shall cause all Guarantors to execute a Supplemental Indenture substantially in the form of Exhibit C.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

ARTICLE THIRTEEN

SUBORDINATION OF GUARANTEE

SECTION 13.01                                                              AGREEMENT TO SUBORDINATE.

Each Guarantor agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities and other Obligations with respect to the Securities (including the Subsidiary Guarantee) are subordinated in right of payment, to the extent and in the manner provided in this Article Thirteen, to the payment when due of all Guarantor Senior Indebtedness of such Guarantor and that such subordination is for the benefit of and enforceable by the holders of Guarantor Senior Indebtedness.  The Subsidiary Guarantees shall in all respects rank pari passu with all other Guarantor Senior Subordinated Indebtedness of a Guarantor other than that related to the JP Morgan Credit Facility, and only Indebtedness of a Guarantor which is Guarantor Senior Indebtedness will rank senior to the Securities and the Subsidiary Guarantees in accordance with the provisions set forth herein.  All provisions of this Article Thirteen shall be subject to Section 13.12.

SECTION 13.02                                                              LIQUIDATION, DISSOLUTION, BANKRUPTCY.

Upon any payment or distribution of the assets of a Guarantor upon a total or partial liquidation or dissolution or reorganization or bankruptcy of or similar proceeding relating to a Guarantor or its property:

(1)           holders of Guarantor Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash or cash equivalents of all Guarantor Senior Indebtedness of such Guarantor before Holders shall be entitled to receive any payment of principal of or interest on or other obligations with respect to the Securities; and

(2)           until the Guarantor Senior Indebtedness of such Guarantor is paid in full in cash or cash equivalents, or other form acceptable to holders of Guarantor Senior Indebtedness, any payment or distribution to which Holders would be entitled but for the provisions of this Article Thirteen shall be made to holders of Guarantor Senior Indebtedness as their interests may appear.

SECTION 13.03                                                              DEFAULT ON GUARANTOR SENIOR INDEBTEDNESS.

No Guarantor may pay the principal of, premium (if any), or interest on, and other Obligations with respect to, the Securities or the Subsidiary Guarantees or make any deposit pursuant to Section 9.01 or repurchase, redeem or otherwise retire any Securities or the Subsidiary Guarantees (collectively, “PAY THE SECURITIES”) if (i) any Guarantor Senior Indebtedness other than the JP Morgan Chase Credit Facility is not paid in cash or cash equivalents when due or (ii) any other default on Guarantor Senior Indebtedness other than the JP Morgan Chase Credit Facility occurs and the maturity of such Guarantor Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived or is no longer continuing and/or and any such acceleration has been rescinded or (y) such Guarantor Senior Indebtedness has been paid in full in cash or cash equivalents, or other form acceptable to holders of Guarantor Senior Indebtedness; PROVIDED, HOWEVER, that the

Guarantor may pay the Securities but subject to the provisions of the first sentence of this Section 13.03 and the provisions of Section 13.02, without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of this sentence has occurred or is continuing.  During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, a Guarantor may not pay the Securities (except (i) in Qualified Equity Interest issued by such Guarantor to pay interest on the Securities or issued in exchange for its Subsidiary Guarantee, (ii) in securities substantially identical to its Subsidiary Guarantee issued by such Guarantor in payment of interest accrued thereon or (iii) in securities issued by such Guarantor which are subordinated to the Guarantor Senior Indebtedness at least to the same extent as its Subsidiary Guarantee and having a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Securities, as long as the court, in approving any payment or distribution or stock or securities of the type described in the preceding clauses (i)-(iii), gives effect to the subordination provisions set for in this Indenture) for a period (a “GUARANTOR PAYMENT BLOCKAGE PERIOD”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “GUARANTOR BLOCKAGE NOTICE”) of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Guarantor Payment Blockage Period and ending 179 days thereafter (or earlier if such Guarantor Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Guarantor Blockage Notice, (ii) because the default giving rise to such Guarantor Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full.)  Notwithstanding the provisions of the immediately preceding sentence, but subject to the provisions of the first sentence of this Section 13.03 and the provisions of Section 13.02, the Guarantor may resume payments on the Securities after the end of such Payment Blockage Period.  Not more than one Blockage Notice may be given, and not more than one Payment Blockage Period may occur, in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

SECTION 13.04                                                              ACCELERATION OF PAYMENT OF SECURITIES.

If a notice is required pursuant to the first sentence of Section 7.04, no Guarantor may pay the Securities (except payment (i) in Qualified Equity Interest issued by the Guarantor to pay interest on the Securities or issued in exchange for its Subsidiary Guarantee, (ii) in securities substantially identical to the Subsidiary Guarantee issued by the Guarantor in payment of interest accrued thereon or (iii) in securities issued by the Guarantor which are subordinated to the Guarantor Senior Indebtedness at least to the same extent as the Subsidiary Guarantee and have a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Securities, as long as the court, in approving any payment or distribution or stock or securities of the type described in the preceding clauses (i)-(iii), gives effect to the subordination provisions set forth in this Indenture), until five Business Days after the respective Representative of the Designated Senior Indebtedness receives notice (at the address specified in the preceding sentence) of such acceleration and, thereafter, may pay the Securities only if the provisions of this Article Thirteen otherwise permit payment at that time.

SECTION 13.05                                                              WHEN DISTRIBUTION MUST BE PAID OVER.

If a payment or distribution is made to the Trustee or to Holders that because of this Article Thirteen should not have been made to them, the Trustee (except as provided in Section 13.09) or the Holders who receive such payment or distribution shall hold it in trust for holders of Guarantor Senior Indebtedness and promptly pay it over to them as their respective interests may appear.

SECTION 13.06                                                              SUBROGATION.

After all Guarantor Senior Indebtedness is paid in full in cash or cash equivalents, or other form acceptable to holders of Senior Indebtedness, and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of Guarantor Senior Indebtedness to receive distributions applicable to Guarantor Senior Indebtedness.  A distribution made under this Article Thirteen to holders of Guarantor Senior Indebtedness which otherwise would have been made to Holders is not, as between the Guarantor, its creditors other than Holders of Guarantor Senior Indebtedness and the Holders, a payment by any Guarantor of Guarantor Senior Indebtedness.

SECTION 13.07                                                              RELATIVE RIGHTS.

This Article Thirteen defines the relative rights of Holders of the Securities on the one hand and holders of Guarantor Senior Indebtedness on the other hand.  Nothing in this Indenture shall:

(1)           impair, as between the Guarantor and the Holders, the obligation of any Guarantor, which is absolute and unconditional, to pay principal of, premium, if any, on and interest on the Securities in accordance with their terms; or

(2)           prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Guarantor Senior Indebtedness to receive payments or distributions otherwise payable to Holders.

SECTION 13.08                                                              SUBORDINATION MAY NOT BE IMPAIRED BY GUARANTOR.

No right of any holder of Guarantor Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities or the Subsidiary Guarantees shall be impaired by any act or failure to act by any Guarantor or by the failure of any Guarantor to comply with this Indenture.

SECTION 13.09                                                              RIGHTS OF TRUSTEE AND PAYING AGENT.

Notwithstanding Section 13.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than one Business Day prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article Twelve.  A Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Guarantor Senior Indebtedness may give the notice; PROVIDED, HOWEVER, that if an issue of Guarantor Senior Indebtedness has a Representative, only the Representative may give the notice.  Each Paying Agent shall have the same rights and obligations under this Article Thirteen as does the Trustee.

The Trustee in its individual or any other capacity may hold Guarantor Senior Indebtedness with the same rights it would have if it were not Trustee.  The Registrar and co-registrar and the Paying Agent may do the same with like rights.  The Trustee shall be entitled to all the rights set forth in this Article Thirteen with respect to any Guarantor Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Guarantor Senior Indebtedness; and nothing in Article Thirteen shall deprive the Trustee of any of its rights as such holder.  Nothing in this Article Thirteen shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07.

SECTION 13.10                                                              DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

Whenever a payment or distribution is to be made or a notice given to holders of Guarantor Senior Indebtedness, the payment or distribution may be made and the notice given to their Representative (if any).

SECTION 13.11                                                              ARTICLE THIRTEEN NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE.

The failure to make a payment in respect of the Securities by reason of any provision in this Article Thirteen shall not be construed as preventing the occurrence of a Default or Event of Default.  Nothing in this Article Thirteen shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities.

SECTION 13.12                                                              TRUST MONEYS NOT SUBORDINATE.

Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article Nine by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Guarantor Senior Indebtedness or subject to the restrictions set forth in this Article Thirteen, and none of the Holders shall be obligated to pay over any such amount to such Guarantor, any holder of Guarantor Senior Indebtedness of such Guarantor, or any other creditor of such Guarantor.

SECTION 13.13                                                              TRUSTEE ENTITLED TO RELY.

Upon any payment or distribution pursuant to this Article Thirteen, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 13.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Guarantor Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness and other Indebtedness of any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen.  In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Thirteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Thirteen, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.  The Trustee shall have the right to seek a declaratory judgment as to any right of such Person to receive such payment or distribution.  The provisions of Sections 8.01 and 8.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article Thirteen.

SECTION 13.14                                                              TRUSTEE TO EFFECTUATE SUBORDINATION.

Each Holder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holder and the holders of Guarantor Senior Indebtedness as provided in this Article Thirteen and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 13.15                                                              TRUSTEE NOT FIDUCIARY FOR HOLDERS OF GUARANTOR SENIOR INDEBTEDNESS.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and, subject to the first sentence of Section 13.09, shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Guarantor, or any other Person, money or assets to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article Thirteen or otherwise.

SECTION 13.16                                                              RELIANCE BY HOLDERS OF GUARANTOR SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS.

Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Guarantor Senior Indebtedness, whether such Guarantor Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Guarantor Senior Indebtedness and such holder of Guarantor Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Guarantor Senior Indebtedness.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

MTS, INCORPORATED

By:

Name:

Title:

THE BANK OF NEW YORK, not in its individual capacity but solely as Trustee

By:

Name:

S-1

Title:

2

EXHIBIT A

[FORM OF SECURITY]

MTS, INCORPORATED

Senior Subordinated Note due 2009

No.	CUSIP No.

MTS, INCORPORATED, a California corporation (the “COMPANY”, which term includes any successor corporation), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of                                                      Dollars [IF THE SECURITY IS A GLOBAL SECURITY, THEN INSERT — , or such other principal amount as may be set forth in the records of the Trustee as referred to in accordance with the Indenture,], on May 1, 2009.

Interest Payment Dates:                       and                     , commencing on                     , 2004.

Interest Record Dates:                       and                    .

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

MTS, INCORPORATED

By:

Name:

Title:

By:

A-1

Name:

Title:

Dated:

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the Senior Subordinated Notes due 2009, described in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK,

as Trustee

By:

Authorized Signatory

(REVERSE OF SECURITY)

MTS, INCORPORATED

Senior Subordinated Note due 2009

1.                                       INTEREST.

MTS, INCORPORATED, a California corporation (the “COMPANY”), promises to pay interest on the principal amount of this Security semi-annually in arrears on                 , and                  (each, an “INTEREST PAYMENT DATE”), commencing                 , 2004, at the rate specified below until payment of said principal amount has been paid in full.  This Security shall bear interest at the rate of 10% per annum if paid entirely in cash or, at the Company’s option when authorized by a Board Resolution, at the rate of 12% per annum paid in a combination of 2% in cash and 10% in Additional Securities.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest in cash on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at a rate equal to 1% in excess of the cash interest rate borne by the Securities.

2.                                       METHOD OF PAYMENT.

Payment of the principal of (and premium, if any) and any such interest on this Security [IF THIS SECURITY IS A GLOBAL SECURITY, THEN INSERT – shall be made by deposit of Additional Securities, in the case of interest payable in kind, or by wire transfer of immediately available funds, in the case of interest payable in cash, to the accounts specified by the Holder of this Security.] [INSERT IF THE SECURITY IS NOT A GLOBAL SECURITY – will be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose, in Securities, in the case of interest payable in kind, or in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, in the case of interest payable in cash; PROVIDED, HOWEVER, that all payments of the principal (and premium, if any) and interest on Securities to the extent paid in cash, the Holders of which hold more than $5.0 million in principal amount and have given wire transfer instructions to the Company or its agent at least 10 Business Days prior to the applicable payment date, shall be made by wire transfer of immediately available funds to the accounts specified by such Holders in such instructions.]

3.                                       PAYING AGENT AND REGISTRAR.

Initially, The Bank of New York (the “TRUSTEE”) will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to the Holders.  The Company may, subject to certain exceptions, act as Registrar.

4.                                       INDENTURE.

The Company issued the Securities under an Indenture, dated as of                 , 2004 (the “INDENTURE”), between the Company and the Trustee.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  This Security is one of a duly authorized issue of Securities of the Company designated as its Senior Subordinated Notes due 2009 (the “INITIAL SECURITIES”), limited in aggregate principal amount to $30,000,000, which may be issued under the Indenture, except for Additional Securities and as provided in Section 2.07 of the Indenture.  The Securities include the Initial Securities and the Additional Securities.  All Securities issued under the Indenture are treated as a single class of securities under the Indenture.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA.  Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them.  The Securities are general unsecured Obligations of the Company.  The Securities are subordinated in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in the Indenture.  Each Holder of a Security, by accepting a Security, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

5.                                       OPTIONAL REDEMPTION.

The Securities will be redeemable at the option of the Company, in whole or in part, at any time after the Issue Date at the redemption price of 101% of the principal amount, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).

6.                                       NOTICE OF REDEMPTION.

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address.  The Trustee may select for redemption portions of the principal amount of Securities that have denominations equal to or larger than $1.00 principal amount.  Securities and portions of them the Trustee so selects shall be in amounts of $1.00 principal amount or integral multiples thereof.

If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed.  A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.  On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Securities funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

7.                                       CHANGE OF CONTROL OFFER.

Following the occurrence of a Change of Control (the date of such occurrence being the “CHANGE OF CONTROL DATE”), the Company shall, within 60 days after the Change of Control Date, be required to offer to purchase all Securities then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such purchase (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).

8.                                       LIMITATION ON DISPOSITION OF ASSETS.

The Company is, subject to certain conditions and certain exceptions, obligated to offer to purchase the Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such purchase (subject to the right of Holders of record on the Interest Relevant Record Date to receive interest due on the relevant Interest Payment Date) with the proceeds of certain asset dispositions.

9.                                       DENOMINATIONS; TRANSFER; EXCHANGE.

The Securities are in registered form, without coupons, in denominations of $1.00 and integral multiples of $1.00.  A Holder shall register the transfer of or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

10.                                 PERSONS DEEMED OWNERS.

The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.                                 UNCLAIMED FUNDS.

If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at their written request.  After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

12.                                 LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

The Company may be discharged from its Obligations under the Indenture and the Securities, except for certain provisions thereof, and may be discharged from Obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

13.                                 AMENDMENT, SUPPLEMENT; WAIVER.

Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

14.                                 RESTRICTIVE COVENANTS.

The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to sell assets, to permit restrictions on dividends and other payments by Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets and to engage in transactions with affiliates.  The limitations are subject to a number of important qualifications and exceptions.  The Company must report annually to the Trustee on compliance with such limitations.

15.                                 DEFAULTS AND REMEDIES.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture.  Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

16.                                 TRUSTEE DEALINGS WITH COMPANY.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or its Affiliates as if it were not the Trustee.

17.                                 NO RECOURSE AGAINST OTHERS.

No director, officer, employee, incorporator or stockholder of the Company, any Affiliate of the Company, or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities or the Subsidiary Guarantees, as the case may be, or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation.  Each Holder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Securities.

18.                                 AUTHENTICATION.

This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19.                                 ABBREVIATIONS AND DEFINED TERMS.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.                                 CUSIP NUMBERS.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities.  No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.                                 GOVERNING LAW.

The laws of the State of New York shall govern the Indenture and this Security without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

[FORM OF SUBSIDIARY GUARANTEE]

SENIOR SUBORDINATED GUARANTEE

For value received, the undersigned Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such Guarantee by the Guarantor being referred to herein as the “SUBSIDIARY GUARANTEE”) the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Twelve of the Indenture (as defined below).  This Subsidiary Guarantee will become effective in accordance with Article Twelve of the Indenture and its terms shall be evidenced therein.  The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of                 , 2004, among MTS, INCORPORATED and THE BANK OF NEW YORK, as trustee, as amended or supplemented (the “INDENTURE”).

The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee and all of the other provisions of the Indenture to which this Subsidiary Guarantee relates.

The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture) of such Guarantor, to the extent and in the manner provided in Article Twelve and Article Thirteen of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Subsidiary Guarantee therein made.

This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

This Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

This Subsidiary Guarantee is subject to release upon the terms set forth in the Indenture.

[GUARANTORS]

By:
Name:
Title:

ASSIGNMENT FORM

I or we assign and transfer this security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Dated:	Signed:
(Signed exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or Section 4.13 of the Indenture, check the appropriate box:

Section 4.06 ☐      Section 4.13 ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or Section 4.13 of the Indenture, state the amount:  $

Dated:	Signed:
(Signed exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF CHANGES IN INTERESTS IN THE GLOBAL SECURITY/1/

The following reflects issuances of Additional Securities, exchanges of a part of this Global Security for an interest in another Global Security or for a Physical Security, or exchanges of a part of another Global Security or Physical Security for an interest in this Global Security, have been made:

DATE OF EXCHANGE	AMOUNT OF DECREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL SECURITY	AMOUNT OF INCREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL SECURITY	PRINCIPAL AMOUNT OF THIS GLOBAL SECURITY FOLLOWING SUCH DECREASE (OR INCREASE)	SIGNATURE OF AUTHORIZED OFFICER OF TRUSTEE OR CUSTODIAN

/1/  This should be included only if the Security is issued in global form.

EXHIBIT B

FORM OF LEGEND FOR GLOBAL SECURITIES

Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY.  THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.15 OF THE INDENTURE.

B-1

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

This Supplemental Indenture, dated as of                  (this “SUPPLEMENTAL INDENTURE”), among [name of future Subsidiary Guarantor] (the “GUARANTOR”), MTS, INCORPORATED (together with is successors and assigns, the “COMPANY”), each other then existing Guarantor under the Indenture referred to below, and THE BANK OF NEW YORK, as Trustee under the Indenture referred to below:

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of                    , 2004 (as amended, supplemented, waived or otherwise modified, the “INDENTURE”), providing for the initial issuance of an aggregate principal amount of $30,000,000 of Senior Subordinated Notes due 2009 of the Company (the “SECURITIES”);

WHEREAS, Section 4.11 of the Indenture provides that the Company is required to cause each Restricted Subsidiary other than a Foreign Subsidiary that meets certain requirements specified therein to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis with any other Subsidiary Guarantors, the full and prompt payment of the principal of, premium, if any, on and interest on the Securities on a senior subordinated basis; and

WHEREAS, pursuant to Section 10.1 of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Issuers, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I

Definitions

Section 1.1             Defined Terms.  As used in this Subsidiary Guarantee, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

C-1

ARTICLE II

Agreement to be Bound; Subsidiary Guarantee

Section 2.1             Agreement to be Bound.  The Guarantor hereby becomes a party to the Indenture, as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.  The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.2             Subsidiary Guarantee.  The Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations pursuant to Article Twelve of the Indenture on a senior subordinated basis.

ARTICLE III

Miscellaneous

Section 3.1             Notices.  All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Issuers as provided in the Indenture for notices to the Issuers.

Section 3.2             Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.3             Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.4             Severability Clause.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.5             Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

Section 3.6             Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

C-2

Section 3.7             Headings.  The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[GUARANTOR], as a Guarantor

By:

Name:

Title:

THE BANK OF NEW YORK, not in its individual capacity but solely as Trustee

By:

Name:

Title:

C-3

MTS, INCORPORATED, L.P.

By:

Name:

Title:

[EXISTING GUARANTORS]

By:

Name:

Title:

C-4